UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2
Dropbox, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DROPBOX, INC. 1800 OWENS STREET SAN FRANCISCO, CALIFORNIA 94158
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held at 9:00 am Pacific Time on Thursday, May 19, 2022
Dear Stockholders of Dropbox, Inc.:
We cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Dropbox, Inc., a Delaware corporation, to be held on May 19, 2022 at 9:00 am Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/DBX2022, where you will be able to listen to the meeting live, submit questions and vote online.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by telephone, or by mail.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
1.	To elect eight directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
3.	To approve, on an advisory basis, the compensation of our named executive officers; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on March 21, 2022 as the record date for the Annual Meeting. Stockholders of record on March 21, 2022 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
The accompanying proxy statement and our annual report can be accessed by visiting: www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.
By order of the Board of Directors,

Andrew W. Houston
Chief Executive Officer, Co-Founder, and Chairman of the Board
San Francisco, California
April 5, 2022
Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

TABLE OF CONTENTS (continued)

GENERAL INFORMATION
DROPBOX, INC.
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
to be held at 9:00 am Pacific Time on Thursday,
May 19, 2022
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of Dropbox, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 19, 2022 at 9:00 am Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/DBX2022, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 5, 2022 to all stockholders entitled to vote at the Annual Meeting. The proxy materials and our 2021 annual report can be accessed by following the instructions in the Notice.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What matters am I voting on?
You are being asked to vote on:
•	the election of eight directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;
•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022;
•	a proposal to approve, on an advisory basis, the compensation of our named executive officers; and
•	any other business as may properly come before the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•	“FOR” the election of each director nominee named in this proxy statement;
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
How many votes are needed for approval of each proposal?
•
Proposal No. 1: Each director is elected by a plurality of the votes of the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote. “Plurality” means that the eight nominees who receive the largest number of votes cast “for” such nominees are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

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GENERAL INFORMATION (continued)

•
Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, requires the affirmative “For” vote of a majority of the voting power of the shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•
Proposal No. 3: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of at least a majority of the voting power of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee will consider the outcome of the vote when determining named executive officer compensation.

Who is entitled to vote?
Holders of our Class A and Class B common stock as of the close of business on March 21, 2022, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 295,884,633 shares of our Class A common stock outstanding and 82,611,011 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”
Are a certain number of shares required to be present at the Annual Meeting?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are several ways to vote:
•
by Internet prior to the Annual Meeting at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 18, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 16, 2022 for shares held in a Plan (have your Notice or proxy card in hand when you visit the website);

•
by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on May 18, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 16, 2022 for shares held in a Plan (have your Notice or proxy card in hand when you call);

2    Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

GENERAL INFORMATION (continued)

•	by completing and mailing your proxy card (if you received printed proxy materials); or
•
by attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/DBX2022, where you may vote and submit questions during the meeting (please have your Notice or proxy card in hand when you visit the website).

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you (and failure to provide instructions on these matters will result in a “broker non-vote”).
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by Internet or by telephone;
•	completing and returning a later-dated proxy card;
•	notifying the Corporate Secretary of Dropbox, Inc., in writing, at Dropbox, Inc., 1800 Owens Street, San Francisco, California 94158; or
•	You may also change your vote by attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank, or other nominee can provide you with instructions on how to change your vote.
What do I need to do to attend the Annual Meeting?
You will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/DBX2022. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The Annual Meeting webcast will begin promptly at 9:00 am Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 am Pacific Time, and you should allow ample time for the check-in procedures.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Andrew W. Houston and Timothy Regan have been designated as proxy holders by our board of directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy, as described above.
Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders    3

GENERAL INFORMATION (continued)

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 5, 2022 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies by telephone, by electronic communication or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:
Dropbox, Inc.
Attention: Corporate Secretary
1800 Owens Street
San Francisco, California 94158
(415) 857-6800
Street name stockholders may contact their broker, bank, or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 6, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Dropbox, Inc.
Attention: Corporate Secretary
1800 Owens Street
San Francisco, California 94158
(415) 857-6800
4    Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

GENERAL INFORMATION (continued)

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2023 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•	not earlier than January 20, 2023; and
•	not later than February 19, 2023.
In the event that we hold the 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, a notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2023 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•	the 90th day prior to the 2023 annual meeting of stockholders; or
•	the 10th day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Recommendation or Nomination of Director Candidates
Holders of 1% of our fully diluted capitalization for at least 12 months prior to the submission of the recommendation may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Corporate Secretary or legal department at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders    5

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors. As of March 25, 2022, our board of directors consisted of eight directors, seven of whom qualified as “independent” under the listing standards of the Nasdaq Global Select Market (“Nasdaq”). As previously announced, on July 28, 2021, Robert J. Mylod resigned as a member of the board of directors and Sara Mathew was appointed as a member of the board of directors. Also as previously announced, Dr. Condoleezza Rice did not stand for re-election as a director at our 2021 annual meeting of stockholders and as such, her term as director ended effective as of May 20, 2021. Further, as previously announced, Abhay Parasnis was appointed as a member of our board of directors on March 25, 2022.
Until the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our common stock, we will have a single class of directors who are each elected for one-year terms and until their successors are duly elected and qualified. When the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our common stock, we will have a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Our directors will be assigned by the then-current board of directors to a class.
In determining the composition of our board, our board of directors and nominating and corporate governance committee are committed to ensuring that our directors maintain effective and independent oversight of our business and that they capably represent the interests of our stockholders. As part of this commitment, our nominating and corporate governance committee considers the diversity of director nominees with respect to gender, race, ethnicity, sexual orientation, gender identity, viewpoints and perspectives, experience, and backgrounds. The following charts provide summary information about our director nominees with respect to independence, diversity, and tenure. For additional information regarding our criteria for evaluating director nominees, see the section titled “Considerations in Evaluating Director Nominees.”
Board Diversity Matrix (As of March 25, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	3	5
Number of Directors who identify in any of the categories below
African American or Black		1
Alaskan Native or Native American
Asian	1	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

6    Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
(continued)

Nominees for Director
The following provides summary information about each of our director nominees as of March 25, 2022:
ANDREW W. HOUSTON

AGE: 39

DIRECTOR SINCE: 2007

COMMITTEES: None

CHAIRMAN OF THE BOARD

EXPERIENCE: Mr. Houston is one of our co-founders and has served as a member of our board of directors and our Chief Executive Officer since June 2007. Mr. Houston also currently serves as a member of the board of directors of Facebook, Inc. Mr. Houston holds a B.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology. Mr. Houston was selected to serve on our board of directors because of the perspective and experience he brings as our Chief Executive Officer and as one of our co-founders.

DONALD W. BLAIR

AGE: 63

DIRECTOR SINCE: 2017

COMMITTEES: Audit (Chair)

LEAD INDEPENDENT DIRECTOR

EXPERIENCE: Mr. Blair has served as a member of our Board of Directors since December 2017. From November 1999 to October 2015, Mr. Blair served as Executive Vice President and Chief Financial Officer for NIKE, Inc., or NIKE, a global footwear and apparel company. Prior to joining NIKE, for fifteen years, Mr. Blair served in a number of senior executive-level corporate and operating unit financial assignments for PepsiCo, Inc., or PepsiCo, a food and beverage company, including Chief Financial Officer for PepsiCo Japan (based in Tokyo) and Pepsi-Cola International’s Asia Division (based in Hong Kong). Mr. Blair currently serves as a member of the board of directors for Corning Incorporated, a global manufacturing company. Mr. Blair holds an M.B.A. and a B.S. in Economics from the University of Pennsylvania. Mr. Blair was selected to serve on our board of directors because of his extensive financial expertise, and business management and governance experience.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
(continued)

LISA CAMPBELL

AGE: 58

DIRECTOR SINCE: 2019

COMMITTEES: Audit; Nominating & Corporate Governance

INDEPENDENT DIRECTOR

EXPERIENCE: Ms. Campbell has served as a member of our board of directors since August 2019. Since July 2021, Ms. Campbell has served as Chief Marketing Officer and Partner for OneTrust. From August 2017 to July 2021, Ms. Campbell served as Chief Marketing Officer and Senior Vice President of Business Strategy for Autodesk, Inc. From January 2015 to August 2017, Ms. Campbell served as Vice President, Industry Strategy and Marketing – Manufacturing at Autodesk, and she served as its Vice President, Industry Strategy and Marketing – Architecture, Engineering and Construction from February 2012 through January 2015. She has also held other senior positions at Autodesk, including managing its Global eCommerce business and Autodesk.com, and managing its Geospatial Business and infrastructure business. Prior to joining Autodesk in 2003, Ms. Campbell served in executive-level marketing positions at Evolve (now Oracle), Sterling Software Inc., and Digital Equipment Corporation. Ms. Campbell holds an M.B.A. from Babson College and a B.A. in Mathematics and Computer Science from Boston College. She was selected to serve on our board of directors because of her valuable expertise in business, industry, and marketing strategy.

PAUL E. JACOBS, Ph.D

AGE: 59

DIRECTOR SINCE: 2016

COMMITTEES: Nominating & Corporate Governance (Chair)

INDEPENDENT DIRECTOR

EXPERIENCE: Dr. Jacobs has served as a member of our board of directors since April 2016. Since April 2018, Dr. Jacobs has served as Chairman and Chief Executive Officer of XCOM Labs, Inc., a wireless technology company, and since January 2021, Dr. Jacobs has served as CEO and as a member of the board of directors of Jaws Juggernaut Acquisition Corporation, a special purpose acquisition company. From March 2014 to March 2018, Dr. Jacobs served as Executive Chairman for Qualcomm Incorporated, a semiconductor and telecommunications equipment company, or Qualcomm. From March 2009 to March 2018, Dr. Jacobs served as Chairman of the board of directors for Qualcomm. From July 2005 to March 2014, Dr. Jacobs served as Chief Executive Officer for Qualcomm. Dr. Jacobs also currently serves as a member of the board of directors for a number of private companies. Dr. Jacobs holds a Ph.D. in Electrical Engineering and Computer Science, an M.S. in Electrical Engineering, and a B.S. in Electrical Engineering and Computer Science from the University of California, Berkeley. Dr. Jacobs was selected to serve on our board of directors because of his extensive business, operations, and management experience.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
(continued)

SARA MATHEW

AGE: 66

DIRECTOR SINCE: 2021

COMMITTEES: Audit; Compensation

INDEPENDENT DIRECTOR

EXPERIENCE: Ms. Mathew has served as a member of our board of directors since July 2021. From January 2010 to October 2013, Ms. Mathew served as Chief Executive Officer of Dun and Bradstreet Corporation, or Dun and Bradstreet, a commercial data analytics company, as its President and Chief Operating Officer from March 2007 to January 2010 and as its Chief Financial Officer from August 2001 to March 2007. Ms. Mathew also served as a member of the board of directors of Dun and Bradstreet from January 2008 to October 2013, including as Chairwoman from July 2010 to October 2013. Prior to joining Dun and Bradstreet, Ms. Mathew served for eighteen years in a number of executive-level finance positions for the Procter & Gamble Company, or P&G, a consumer goods company. Ms. Mathew currently serves as the non-executive Chairwoman of the board of directors for the Federal Home Loan Mortgage Company, a government-sponsored mortgage securitization company. Ms. Mathew also serves as a member of the board of directors for NextGen Acquisition Corporation, a special purpose acquisition company, Reckitt Benckiser PLC, a health and hygiene company and State Street Corporation, a financial services company. Ms. Mathew previously served as a member of the board of directors of Avon Products, Inc. a beauty, household and personal care products manufacturer, Campbell Soup Company, Inc., a consumer food company, and Shire PLC, a biopharmaceutical company. Ms. Mathew holds an M.B.A. from Xavier University and a B.S. in physics, mathematics and chemistry from the University of Madras. Ms. Mathew was selected to serve on our board of directors because of her experience leading multi-national enterprises and valuable financial, strategy and operational expertise.

ABHAY PARASNIS

AGE: 47

DIRECTOR SINCE: 2022

COMMITTEES: Compensation

INDEPENDENT DIRECTOR

EXPERIENCE: Mr. Parasnis has served as a member of our board of directors since March 2022. From July 2015 to February 2022, Mr. Parasnis served as Chief Technology Officer of Adobe Inc., during which time Mr. Parasnis also held additional titles, including Executive Vice President from January 2016 to February 2022, Chief Strategy Officer from February 2020 to December 2020, and Chief Product Officer from December 2020 to February 2022. Prior to joining Adobe, Mr. Parasnis served in executive level positions with Kony, Inc., Oracle Corporation and Microsoft Corporation. Mr. Parasnis holds a B.S. in Electronics & Telecommunications from the College of Engineering Pune in Pune, India and an Advanced Diploma in Computer Science from the National Institute of Information Technology. Mr. Parasnis was selected to serve on our board of directors because of his extensive technical, product, and operational expertise and his experience leading and growing a multi-product portfolio.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
(continued)

KAREN PEACOCK

AGE: 49

DIRECTOR SINCE: 2019

COMMITTEES: Compensation (Chair)

INDEPENDENT DIRECTOR

EXPERIENCE: Ms. Peacock has served as a member of our board of directors since August 2019. Since July 2020, Ms. Peacock has served as Chief Executive Officer for Intercom, Inc., or Intercom, a corporation that develops and markets business messaging and communication software, and from May 2017 to July 2020, Ms. Peacock served as Chief Operating Officer for Intercom. From January 2016 to March 2017, Ms. Peacock served as Senior Vice President, Small Business at Intuit Inc., or Intuit, and from 2014 to January 2016, she served as VP, General Manager of Intuit’s Employee Management Solutions division. Ms. Peacock has also held other senior roles at Intuit, including Vice President of Marketing and Product Management. Prior to joining Intuit in 2002, Ms. Peacock was Director of Product Management at Allegis Corporation and prior to that, was a management consultant with the Boston Consulting Group. Ms. Peacock holds an M.B.A. from Stanford Graduate School of Business and a B.A. in Applied Mathematics from Harvard University. She was selected to serve on our board of directors because of her valuable expertise in business, industry, and her extensive experience in executive-level operational roles.

MICHAEL SEIBEL

AGE: 39

DIRECTOR SINCE: 2020

COMMITTEES: Compensation

INDEPENDENT DIRECTOR

EXPERIENCE: Mr. Seibel has served as a member of our board of directors since December 2020. Mr. Seibel has served as a Partner at Y Combinator, an accelerator and investment company for early-stage technology companies since October 2014 and is also currently the Managing Director of YC Early Stage. From February 2012 to August 2012, Mr. Seibel served as Chief Executive Officer of Socialcam, Inc., a social media company, and from June 2007 to October 2011, Mr. Seibel served as Chief Executive Officer of Justin.tv (now known as Twitch.tv), an online video broadcasting company. Mr. Seibel holds a B.A. in Political Science from Yale University. Mr. Seibel was selected to serve on our board of directors because of his financial and managerial experience.

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Director Independence
Under the listing rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has determined that Dr. Jacobs, Messrs. Blair, Parasnis and Seibel, and Mss. Campbell, Mathew and Peacock do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq listing rules. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them, if any, described in the section titled “Certain Relationships and Related Party Transactions.” In addition, the board of directors determined that Mr. Mylod, who served as a director until his resignation in July 2021, and Dr. Rice, who served as a director until our 2021 annual stockholder meeting at which she did not stand for re-election as a member of our board of directors in May 2021, were independent during the 2021 fiscal year.
Board Leadership Structure and Role of the Lead Independent Director
Mr. Houston currently serves as both the chairman of our board of directors and as our chief executive officer. As our co-founder, Mr. Houston is best positioned to identify strategic priorities, lead critical discussion, and execute our business plans.
Our board of directors has adopted Corporate Governance Guidelines that provide that one of our independent directors should serve as our lead independent director at any time when the chairman of our board of directors is not independent, including when our chief executive officer serves as the chairman of our board of directors. Because Mr. Houston is our chairman and is not an “independent” director as defined in Nasdaq’s listing rules, our board of directors has determined that it is advisable and in the best interests of stockholders to have a lead independent director to, among other things, preside over meetings of the independent directors and help set the agenda for Board meetings. Mr. Blair has served as our lead independent director since March 2020. As our lead independent director, Mr. Blair presides over periodic meetings of our independent directors, serves as a liaison between Mr. Houston and our independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate.
Only independent directors serve on the audit committee, the compensation committee, and the nominating and corporate governance committee of our board of directors. Our independent directors meet at least quarterly in executive sessions chaired by the lead independent director, which include discussions and recommendations regarding guidance to be provided to the chief executive officer, and such topics as the independent directors may determine.
As a result of the board of directors’ committee system and the existence of a majority of independent directors, the board of directors believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. We believe that the leadership structure of our board of directors, including Mr. Blair’s role as lead independent director, as well as the strong independent committees of our board of directors is appropriate and enhances our board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders, while Mr. Houston’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.
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Board Committees
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.
Director	Audit	Compensation	Nominating and Corporate Governance
Andrew W. Houston
Donald W. Blair
Lisa Campbell
Paul E. Jacobs, Ph.D
Sara Mathew
Abhay Parasnis
Karen Peacock
Michael Seibel
Number of Meetings	5	5	3
Committee member	Committee chair	Financial expert
Audit Committee
Our audit committee consists of Mr. Blair and Mss. Campbell and Mathew, with Mr. Blair serving as chairperson. Mr. Mylod also served as a member of the audit committee until his resignation in July 2021. Ms. Mathew was appointed to the audit committee in July 2021. Each of the members of the audit committee meets the requirements for independence of audit committee members under Nasdaq listing rules and SEC rules and regulations and also meets the financial literacy and sophistication requirements of the Nasdaq listing rules. Our board of directors has determined that Mr. Blair and Ms. Mathew are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and overseeing performance of the independent registered public accounting firm;
•
reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management, internal audit and the independent registered public accounting firm, our interim and year-end operating results;

•	reviewing our financial statements and our critical accounting policies and estimates;
•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing and approving any amendments to the internal audit charter;
•	reviewing the design, implementation, adequacy, and effectiveness of our internal controls;
•	overseeing the performance of our internal audit department, which functionally reports to the audit committee;
•	developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;
•	overseeing management’s assessment and mitigation of enterprise risks;
•	overseeing compliance with our code of business conduct and ethics;
•
overseeing programs and policies with respect to assessing and managing risks pertaining to our operational infrastructure, particularly reliability, business continuity, cybersecurity, and data privacy;

•	reviewing and approving related party transactions; and
•	pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
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Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our audit committee is available on our website at investors.dropbox.com. During 2021, our audit committee held five meetings.
Compensation Committee
Our compensation committee consists of Mss. Peacock and Mathew and Messrs. Parasnis and Seibel, with Ms. Peacock serving as chairperson. Mr. Mylod served as a member of our compensation committee until his resignation as a member of the board of directors in July 2021. Dr. Rice served as chairperson of the compensation committee until our 2021 annual stockholder meeting, at which she did not stand for re-election as a member of the board of directors, in May 2021. Ms. Mathew was appointed to the compensation committee in July 2021 and Mr. Parasnis was appointed to the compensation committee in March 2022. Each member of the compensation committee meets the requirements for independence for compensation committee members under the listing standards of Nasdaq. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or Rule 16b-3. Our compensation committee is responsible for, among other things:
•	reviewing, approving, and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers, including our chief executive officer;
•	administering our equity compensation plans;
•	reviewing, approving, and administering incentive compensation and equity compensation plans;
•	reviewing and approving our overall compensation philosophy; and
•	making recommendations regarding non-employee director compensation to our full board of directors.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter for our compensation committee is available on our website at investors.dropbox.com. During 2021, our compensation committee held five meetings.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Ms. Campbell and Dr. Jacobs, with Dr. Jacobs serving as chairperson. Each member of the nominating and corporate governance committee meets the requirements for independence under the listing standards of Nasdaq. Our nominating and corporate governance committee is responsible for, among other things:
•	identifying, evaluating, and making recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
•	overseeing the evaluation of the performance of our board of directors and of individual directors;
•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	overseeing our corporate governance practices;
•	contributing to succession planning; and
•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable Nasdaq listing standards. A copy of the charter for our nominating and corporate governance committee is available on our website at investors.dropbox.com. During 2021, our nominating and corporate governance committee held three meetings.
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Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2021, our board of directors held seven meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage, but do not require, our directors to attend. All directors who then served on the board attended our 2021 annual meeting of our stockholders.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods, including engaging the services of outside consultants and search firms, to identify and evaluate director nominees. In its evaluation of director candidates, our nominating and corporate governance committee considers the current size and composition, organization, and governance of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, business experience, and diversity, and with respect to diversity, such factors as gender, race, ethnicity, sexual orientation, gender identity, differences in professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors, potential conflicts of interest and other commitments. Nominees must also have the highest personal and professional ethics and the ability to offer advice and guidance to our chief executive officer and other members of management based on proven achievement and leadership in the companies or institutions with which they are affiliated. Director candidates must understand the fiduciary responsibilities that are required of a member of our board of directors and have sufficient time available, in the judgment of our nominating and corporate governance committee, to perform all board of director and applicable committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
The nominating and corporate governance committee considers the suitability of each director candidate, including current directors, in light of the current size and composition of our board. Although we do not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. After completing its review and evaluation of director candidates, including incumbent directors, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.
Board Evaluations
The effectiveness of our board of directors and its committees is critical to our success. To maintain and improve that effectiveness, our nominating and corporate governance committee, in partnership with our lead independent director, oversees the design and implementation of an annual assessment of our board and its committees.
In 2021, our board of directors engaged a board governance consultant (the “Consultant”) to help enhance this assessment process. The Consultant prepared a list of interview questions in close partnership with our nominating and governance committee,
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in-house legal team, and lead independent director, and conducted individual oral interviews with members of our board and our senior management team. The Consultant then consolidated this feedback and led a discussion with the board regarding results and opportunities to increase effectiveness.
Our board of directors and its committees implement improvements and take further actions, as appropriate, based on opportunities identified during its evaluation.
Stockholder Recommendations and Nominations to the Board of Directors
Our nominating and corporate governance committee will consider director candidates recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of Dropbox, Inc. continuously for at least 12 months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary or legal department in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our capital stock, a signed letter from the candidate confirming willingness to serve on our board of directors and any additional information required by our amended and restated bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at Dropbox, Inc., 1800 Owens Street San Francisco, California 94158. To be timely for the 2023 annual meeting of stockholders, nominations must be received by our Corporate Secretary observing the same deadlines for stockholder proposals discussed above under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? – Stockholder Proposals.”
Communications with the Board of Directors
Interested parties wishing to communicate with non-management members of our board of directors may do so by writing and mailing the correspondence to our Corporate Secretary at Dropbox, Inc., 1800 Owens Street, San Francisco, California 94158. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a broker, bank or nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our Corporate Secretary or legal department, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none are specified, to the chairman of our board of directors.
This procedure does not apply to (i) communications to non-management directors from our officers or directors who are stockholders or (ii) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which are discussed further in the section titled “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals” described above in this proxy statement.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards, and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other
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executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at investors.dropbox.com. We will post amendments to our Code of Business Conduct and Ethics or any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Exchange Act.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of strategic, operational, legal and compliance, cybersecurity, and financial risks, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework, which is designed to identify, assess, and manage risks to which our company is exposed, as well as to foster a corporate culture of integrity. Consistent with this approach, our board regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each regular board meeting. Our board also receives regular reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.
In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, as well as legal and regulatory compliance. The audit committee further oversees our initiatives related to our operational infrastructure, particularly reliability, business continuity, cybersecurity, and data privacy, as well as our enterprise-risk management program. Our audit committee also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk-taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board, and potential conflicts of interest. These committees provide regular reports on our risk management efforts to the full board.
Our board of directors believes its current leadership structure supports the risk oversight function of the board.
Corporate Social Responsibility Highlights
We are committed to conducting business in an ethical and transparent way, and to being accountable to our customers, our employees, our stockholders, the communities in which we operate, and all our other stakeholders for the manner in which we run our business. Furthermore, our board of directors and its committees receive updates on issues related to corporate social responsibility that are important to our company.
In addition, we believe that operating sustainably drives long-term stockholder value. During the 2021 fiscal year, we continued to respond to the COVID-19 pandemic by supporting and protecting the health and safety of our employees, as well as assisting our communities. Described below are recent and ongoing efforts we have undertaken to benefit and support our various stakeholders, including in the face of challenges presented by the ongoing COVID-19 pandemic.
Human Capital Management
Employee Wellness and Development
•	We are committed to supporting the well-being of our employees by providing 24 weeks of paid parental leave for all our employees, as well as mental and physical wellness benefits.
•
The safety of our employees is paramount; we have a physical security policy applicable to all our employees in our global locations and our global physical security team is empowered to protect the safety of our employees in the event of emergencies or disasters.

•	In addition, to protect the health and safety of our employees and to support their well-being during the COVID-19 pandemic:
•	We shifted to a remote-work model for substantially all of our employees.
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•
We established Global COVID-19 Workplace Health & Safety Standards for situations where it was necessary for employees or other personnel to enter our offices; these standards mandated locally-compliant health screening, social distancing and face covering practices and advised all visitors to follow personal health and hygiene best practices; these standards were reviewed and updated as we received further guidance from public health authorities.

•	We provided subsidized dependent care and access to dependent care resources, as well as supporting flexible working arrangements for our employees with caregiving obligations.
•	We offer a program to help employees and their dependents manage their mental health through coaching, therapy, and on-demand resources.
•
We continued to offer robust learning and development opportunities for our employees and managers, which included skill-building workshops as well as coaching pods to support connection and peer learning in a remote context.

•
We have transitioned to our Virtual First work model, in which remote work has become the primary experience for substantially all of our employees; as part of our Virtual First workforce strategy we strive to support our employees by:

•
Providing a flexible quarterly allowance that gives employees the flexibility to focus this benefit towards what really matters to them; this may include health and wellness, family and caregiver support, productivity and ergonomics, learning and development or financial wellness.

•	Promoting work-life balance by empowering our employees to adopt flexible working arrangements and providing tools for efficient remote collaboration.
•	Continuing to provide opportunities for in-person collaboration, when safe to do so, at our “Dropbox Studios” locations.
•	We conduct a bi-annual employee engagement survey, the results of which are used by management to refine our employee wellness and development initiatives.
Diversity, Equity and Inclusion
•	We publish our gender and ethnic diversity data, as well as our diversity, equity and inclusion initiatives on an annual basis.
•	We provide resources and training to employees at all levels to ensure that we are hiring, promoting and retaining diverse teams.
•
Our Employee Resource Groups, or ERGs, provide support for different identity groups within our workforce by fostering an inclusive environment and providing professional development and community-building opportunities; each ERG has an executive-level sponsor who champions ERG initiatives and programs.

•	We sponsor a number of professional development programs to support the advancement of underrepresented employees at Dropbox.
•
Dropbox has routinely been cited as a leader in workplace diversity, having been listed in Fortune’s Best Workplaces for Diversity every year that the list has been published since 2016 through 2019 (the most recent year in which the list was published).

•	The Human Rights Campaign Foundation assigned a perfect score to Dropbox on its Corporate Equality Index for the 8th year in a row, and named Dropbox a 2022 “Best Place to Work for LGBTQ+ Equality.”
Data Privacy and Cybersecurity
•
Being “Worthy of Trust” is one of our guiding values and as a reflection of that principle, we have established a cross-functional leadership team overseeing our information security and privacy practices, as well as identifying and proactively addressing security and privacy risks; this team reports periodically to the board of directors and the audit committee and comprises senior leaders from our legal, privacy, information security, information technology, infrastructure and compliance teams, including our Chief Privacy Officer, Head of Security and Chief Legal Officer.

•
With oversight and guidance provided by the cross-functional leadership team, our information security and privacy teams continually refine our practices to address emerging security risks and changes in privacy regulations.

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•
We have appointed a Data Protection Officer (the “DPO”) who provides independent oversight of our privacy program and guidance on privacy issues; the DPO acts as the single point of contact for privacy-related requests for our customers in the European Union, as well as for regulatory authorities; our DPO reports periodically to management, the board of directors and the audit committee on privacy risks, as well as providing an independent assessment of our privacy program.

•	We have a privacy policy that describes how we collect, use, store, share and protect customer data, as well as how customers can access and manage their personal data.
•
We are committed to upholding the legal protections safeguarding the privacy of our customers’ data as well as outlining our policies and practices pertaining to government requests for customer data; as part of that commitment, we have publicly disclosed our guiding principles in responding to government requests and, since 2012, we have published quantitative data on government requests that we received.

•	Several of our security and privacy management systems are independently audited and/or certified according to internationally-recognized standards:
•	Our information security management system is independently audited on an annual basis and is ISO 27001 certified.
•	Our privacy information management system is independently audited on an annual basis and is ISO 27701 certified.
•	Our cloud security controls are ISO 27017 certified and our cloud privacy and data protection controls are ISO 27018 certified.
•	All employees are required to complete annual information security and privacy training and to comply with our information security and privacy policies, which are reviewed and updated annually.
Community
•
We partner closely with the Dropbox Foundation (the “Foundation”) in its work with nonprofit organizations to defend human rights in communities around the world. We encourage Dropbox employees to support these organizations through skills-based volunteering, donations, and by raising awareness of their missions through internal talks and other advocacy.

•
We empower our employees to give back to their communities by providing paid volunteer time off, matching a portion of employee donations to nonprofits and making product donations to nonprofit organizations nominated by our employees; in 2021, Dropbox employees benefited over 1,500 organizations through either donations or volunteering.

•
In 2018, we launched the IGNITE Engineering Apprenticeship Program, which provides mentorship and hands-on learning opportunities to new software engineers who have nontraditional computer science backgrounds.

•
In 2020 we began a partnership with Next Chapter, a program started by Slack that provides opportunities in the tech sector for formerly incarcerated individuals. Through this partnership, we facilitate engineering apprenticeships at the company with the goal of full-time employment.

•	We are committed to supporting educational programs in our communities:
•	We partnered with the San Francisco Education Fund and Oakland Public Education Fund to support public schools in San Francisco and Oakland through employee volunteering and in-kind donations.
•	Many of our employees, through our partnership with Code Nation, have volunteered to teach coding skills to students attending under-resourced schools in New York City and San Francisco.
Environmental Sustainability
•	We have announced company-wide environmental sustainability goals that we plan to accomplish by 2030:
•	Achieve carbon neutrality with respect to scope 1, scope 2 and scope 3 business travel emissions.
•	Use 100% renewable energy for our operations, including our data centers.
•
In addition, we are committed to supporting nonprofits focused on sustainability and climate change via the Foundation empowering our employees to volunteer with organizations focused on environmental sustainability, and supporting internal sustainability employee interest groups.

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•	We partnered with the Foundation to provide financial support to The Environmental Justice Foundation.
•	In 2021, we signed on as a signatory to the United Nations Global Compact.
Business Conduct and Ethics
•
We have a Code of Business Conduct and Ethics (the “Code”) that is applicable to all our employees, directors and independent contractors, as well as written policies addressing insider trading, anti-corruption, financial controls and maintaining confidentiality.

•	The Code and our internal policies are reviewed and updated as necessary on an annual basis.
•
All employees are required to complete a training course on the Code and related policies on an annual basis; additional trainings on select topics are provided to certain employees based on their roles.

•
Trust is one of our core values and we seek to maintain that trust through empowering employees to report any potential violations of our Code, our policies or applicable laws through our confidential whistleblower hotline; we do not tolerate any retaliation against employees who report potential violations in good faith or participate in investigations into such violations.

Director Compensation
We have adopted a compensation policy for our non-employee directors. Under this director compensation policy, each non-employee director receives the cash and equity compensation for board services described below. We also reimburse our non-employee directors for reasonable, customary, and documented travel expenses to board meetings. The director compensation policy has been developed in consultation with Compensia, Inc., or Compensia, an independent national compensation consulting firm. Compensia provided recommendations and competitive non-employee director compensation data and analyses. We considered and discussed these recommendations and data, and considered the specific duties and committee responsibilities of particular directors. We adopted Compensia’s recommendations when we initially adopted the director compensation policy in connection with our initial public offering, and we believe the policy provides our non-employee directors with reasonable and appropriate compensation that is commensurate with the services they provide and competitive with compensation paid by our peer group companies to their non-employee directors. Compensia has also advised on subsequent amendments to the policy. Our director compensation policy follows the principles listed below.
Principle	Description
Pay Mix	Our director compensation policy consists of a balance of cash and equity, with an emphasis on equity over cash, in order to better align the interests of our directors with that of our stockholders.
Total Compensation Limit
Our director compensation policy includes a maximum annual limit of $1,200,000 of cash compensation and equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors. Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Regular Review
With advice from Compensia, our compensation committee regularly reviews the amount and form of director compensation to ensure consistency with prudent governance practices and comparability with our peer group.

Board Leadership Compensation
Our director compensation policy provides additional compensation for leadership positions on the board of directors, including lead independent director and committee chair roles, to account for the added time and effort associated with these positions.

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Components of Compensation
Our director compensation policy consists of a cash component and an equity component. There are no per-meeting attendance fees for attending board meetings. Directors who are also our employees receive no additional compensation for their service as directors. The components of our director compensation policy, as currently in effect, are described below.
Component	Description
Cash Compensation
Annual Cash Retainer	$50,000, paid quarterly in arrears on a prorated basis.
Committee and Board Leadership Compensation
Under the policy in fiscal 2021, each non-employee director was entitled to receive the following cash compensation for their additional services:

• $35,000 per year for service as a lead independent director;

• $30,000 per year for service as chair of the audit committee;

• $12,500 per year for service as a member of the audit committee;

• $20,000 per year for service as chair of the compensation committee;

• $10,000 per year for service as a member of the compensation committee;

• $15,000 per year for service as chair of the nominating and corporate governance committee;
and

• $5,000 per year for service as a member of the nominating and corporate governance committee.

Directors who serve as the chair of a committee will receive only the annual fee as the chair of the committee and not any additional fees for serving as a member of that committee.

Equity Compensation
Initial Award
Each person who first becomes a non-employee director receives, on the first trading date or after the date on which the person first becomes a non-employee director, an initial award of restricted stock units (“RSUs”), or the Initial Award. An employee director who becomes a non-employee director due to termination of employment will not entitle such director to an Initial Award.

Number of Shares

The Initial Award covers a number of shares of our Class A common stock having a grant date fair value (determined in accordance with GAAP) equal to $250,000 multiplied by the fraction obtained by dividing (a) the number of full months during the period beginning on the date the person first becomes a non-employee director and ending on the one-year anniversary of the date of the then-most recent annual meeting of the company’s stockholders, or the Initial Award Vesting Period by (b) 12, rounded to the nearest whole share.

Vesting of Award

The Initial Award vests on the last day of the Initial Award Vesting Period or, if earlier, on the day before the annual meeting of our stockholders that follows the grant date of the Initial Award, subject to the non-employee director continuing to provide services to us through the applicable vesting date.

20    Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
(continued)

Component	Description
Annual Award
Each non-employee director will automatically receive, on the date of each annual meeting of stockholders following the effective date of the policy, an annual award of RSUs, each of which we refer to as an Annual Award.

Number of Shares

Each Annual Award covers a number of shares of our Class A common stock having a grant date fair value (determined in accordance with GAAP) of $250,000, rounded to the nearest whole share.

Vesting of Award

The Annual Award will vest on the one-year anniversary of the grant date of the Annual Award or, if earlier, the day before our annual meeting of stockholders that follows the grant date of the Annual Award, subject to the non-employee director continuing to provide services to us through the applicable vesting date.

Deferral of Awards
Each non-employee director may elect to defer the delivery of the settlement of any Initial Award or Annual Award that would otherwise be delivered to such non-employee director on or following the date such award vests pursuant to the terms of a deferral election such non-employee director makes in accordance with the policy.

Change in Control
In the event of a “change in control” (as defined in our 2018 Equity Incentive Plan), each non-employee director will fully vest in his or her outstanding company equity awards, including any Initial Award or Annual Award, provided that the non-employee director continues to be a non-employee director through such date.

2021 Compensation
The following table provides information regarding compensation of our non-employee directors for their service as directors, for the fiscal year ended December 31, 2021. Directors who are also our employees receive no additional compensation for their service as directors. During 2021, Mr. Houston was an employee and executive officer of the company and therefore, did not receive compensation as a director. See “Executive Compensation” for additional information regarding Mr. Houston’s compensation.
Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Donald W. Blair	115,000	246,257	—	361,257
Lisa Campbell	67,500	246,257	—	313,757
Paul E. Jacobs	65,000	246,257	—	311,257
Sara Mathew(3)	12,863	202,927	—	215,790
Robert Mylod(4)	59,637	246,257	305,894
Karen Peacock	63,629	246,257	—	309,886
Condoleezza Rice(5)	44,597	—	—	44,597
Michael Seibel	48,607	246,257	—	294,864
(1)
Amounts shown do not reflect compensation actually received by the director, and there can be no assurance that these amounts will ever be realized by the non-employee directors. Instead, the amount shown is the grant date fair value of the RSU awards granted in fiscal 2021 computed in accordance with ASC Topic 718 — Compensation — Stock Compensation (“ASC Topic 718”), disregarding forfeiture assumptions.

(2)
100% of the shares of our Class A common stock underlying the RSUs vest on May 20, 2022 or the day before the next annual meeting of our stockholders, if earlier, subject to the director’s continued service with us. See “Director Compensation” above.

(3)
Ms. Mathew joined our board of directors in July 2021, and therefore her fees and equity awards were prorated for the portion of 2021 in which she served as a director, as reflected in the amount set forth in the table above.

Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders    21

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
(continued)

(4)
Mr. Mylod resigned as a member of the board of directors, effective July 28, 2021 and as such, his fees were prorated for the portion of 2021 in which he served as a director, as reflected in the amount set forth in the table above.

(5)
Dr. Rice did not stand for re-election as a director at the 2021 annual meeting of stockholders and as such, her term as director ended effective as of May 20, 2021 and her fees were prorated for the portion of 2021 in which she served as a director, as reflected in the amount set forth in the table above.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2021:
Name	Date of Grant(1)	Number of Shares Underlying Unvested Stock Awards (#)
Donald W. Blair	5/20/2021	9,335
Lisa Campbell	5/20/2021	9,335
Paul E. Jacobs	5/20/2021	9,335
Sara Mathew(2)	7/28/2021	6,580
Karen Peacock	5/20/2021	9,335
Michael Seibel	5/20/2021	9,335
(1)
100% of the shares of our Class A common stock underlying the RSUs vest on May 20, 2022 or the day before the next annual meeting of our stockholders, if earlier, subject to the director’s continued service with us. See “Director Compensation” above.

(2)
Ms. Mathew joined our board of directors in July 2021, and therefore the number of shares covered by her equity award was prorated for the portion of 2021 in which she served as a director, as reflected in the figure set forth in the table above.

22    Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

PROPOSAL NO. 1—ELECTION OF DIRECTORS
As of March 25, 2022, our board of directors consisted of eight directors. Until the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our common stock, we will have a single class of directors with each director elected for a one-year term and until their successor is duly elected and qualified, or until their earlier resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Andrew W. Houston, Donald W. Blair, Lisa Campbell, Paul E. Jacobs, Sara Mathew, Abhay Parasnis, Karen Peacock and Michael Seibel as nominees for election as directors at the Annual Meeting. If elected, each of the nominees will serve as directors until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company, although Ms. Mathew and Mr. Parasnis are standing for election by our stockholders for the first time. For information concerning the nominees, please see “Board of Directors and Corporate Governance.” We expect that each of Dr. Jacobs, Messrs. Houston, Blair, Parasnis and Seibel, and Mss. Campbell, Mathew and Peacock will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy.
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Dr. Jacobs, Messrs. Houston, Blair, Parasnis and Seibel, and Mss. Campbell, Mathew and Peacock. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
Each director is elected by a plurality of the votes of the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. “Plurality” means that the eight nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.
Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders     23

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2022. Ernst & Young LLP has served as our independent registered public accounting firm since 2013.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, our board of directors may reconsider the appointment. Representatives of Ernst & Young LLP will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by Ernst & Young LLP for our fiscal years ended December 31, 2021 and 2020.
	2021	2020
Audit Fees(1)	$ 3,375,000	$ 3,082,000
Audit-Related Fees(2)	$534,000	$711,000
Tax Fees(3)	$110,000	$126,000
All Other Fees(4)	$6,000	$6,000
Total Fees	$4,025,000	$3,925,000
(1)
Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, audit of our internal controls over financial reporting, reviews of our quarterly consolidated financial statements, related accounting consultations, and statutory audits of our international subsidiaries. For fiscal 2021, this category also includes fees for services incurred in connection with our convertible notes offering.

(2)
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, audit of our internal controls over financial reporting, and not reported under “Audit Fees”. This includes fees for professional services with respect to the Statement on Standards for Attestation Engagements (SSAE) No. 18 and other service organization control related examinations, certifications, and assessments.

(3)	Tax Fees consist of fees for professional services for domestic and international tax advisory services.
(4)
Consists of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which relate to subscription fees paid for access to online accounting research software applications.

24    Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (continued)

Auditor Independence
In our fiscal year ended December 31, 2021, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by Ernst & Young LLP for our fiscal years ended December 31, 2020 and 2021 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders     25

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing standards and SEC rules and regulations. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. With respect to Dropbox’s financial reporting process, Dropbox’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Dropbox’s consolidated financial statements. Dropbox’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for performing an independent audit of Dropbox’s consolidated financial statements and the effectiveness of the company’s internal control over financial reporting. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Dropbox’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•	reviewed and discussed the audited consolidated financial statements with management, internal audit and Ernst & Young;
•	discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”); and
•
received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young its independence.

Based on the audit committee’s review and discussions with management and Ernst & Young, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Donald W. Blair (Chair)
Lisa Campbell
Sara Mathew
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
26    Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

PROPOSAL NO. 3—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and SEC rules, we are providing our stockholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation committee, or our board of directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.
We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation—Compensation Philosophy,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion and other related disclosure.”
Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers, requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
We currently hold our advisory vote on executive compensation annually. Accordingly, the next advisory vote on executive compensation will be held at our 2023 annual meeting of stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders    27

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March 25, 2022. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Andrew W. Houston	39	Chief Executive Officer, Co-Founder, and Chairman
Timothy Regan	45	Chief Financial Officer
Bart E. Volkmer	47	Chief Legal Officer
Timothy Young	40	President
For Mr. Houston’s biography, see “Nominees for Director.”
Timothy Regan. Timothy Regan, CPA, has served as Dropbox’s Chief Financial Officer since September 2020. Previously, he served as Dropbox’s Chief Accounting Officer from December 2016 to September 2020. From January 2011 to December 2016, he served as VP Finance Controller at Pandora Media, Inc., or Pandora. Prior to joining Pandora, he held senior positions at Dolby Laboratories, Inc., and Ernst and Young, LLP. Mr. Regan received his Bachelor of Arts in Accounting from Georgetown University in 1999 and his Master of Business Administration from the University of California, Berkeley Haas School of Business, in 2011.
Bart E. Volkmer. Mr. Volkmer has served as our Chief Legal Officer since January 2020. From June 2016 to January 2020, Mr. Volkmer served as our General Counsel and from August 2011 to June 2016, Mr. Volkmer served as our Head of Litigation & Regulatory. Prior to joining Dropbox, Mr. Volkmer practiced law at Wilson Sonsini Goodrich & Rosati, a law firm, from 2003 to 2011, where he counseled early-stage and established technology companies. Mr. Volkmer holds a J.D. from Santa Clara University School of Law and a B.A. in English from Creighton University.
Timothy Young. Timothy Young has served as our President since November 2020. From October 2019 to November 2020, Mr. Young served as our Senior Vice President and General Manager, Core Dropbox. Mr. Young has extensive experience managing, growing and investing in technology companies. Prior to joining Dropbox and since January 2015, Mr. Young has served as a Founder of Hidden Hand Capital, which invests in early-stage technology companies. Prior to founding Hidden Hand Capital, from May 2011 to September 2014, he was Vice President of Product and Engineering at VMware, a cloud infrastructure and digital workspace company, where he led product development and strategic product planning for cloud and mobile applications. From June 2005 to May 2011, he was the Founder and CEO of Socialcast, which was acquired by VMware. From December 2009 to December 2010, he was a Co-Founder of about.me, which was acquired by AOL. Mr. Young attended the University of California, Riverside, where he studied Computer Science.
28    Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2021. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why our compensation committee arrived at the specific compensation decisions for our executive officers, including our named executive officers in 2021, and discusses the key factors that our compensation committee considered in determining their compensation.
Our named executive officers for 2021 were:
Named Executive Officer	Title
Andrew W. Houston	Chief Executive Officer
Timothy Regan	Chief Financial Officer
Timothy Young	President
Bart E. Volkmer	Chief Legal Officer
Olivia Nottebohm(1)	Former Chief Operating Officer
(1)	Ms. Nottebohm resigned from the company in February 2021.
Executive Summary
Who We Are
Dropbox is the one place to keep life organized and keep work moving.
We were founded in 2007 with a simple idea: Life would be a lot better if everyone could access their most important information anytime from any device. Over the past decade, we’ve largely accomplished that mission by building tools to help people work from anywhere—and along the way we recognized that for most of our users, sharing and collaborating on the Dropbox platform was even more valuable than storing files.
Our market opportunity has grown as we’ve expanded from keeping files in sync to keeping teams in sync. Today, we are well-positioned to reimagine the way work gets done. We're focusing on reducing the inordinate amount of time and energy the world spends on “work about work”—tedious tasks like searching for content, switching between applications, and managing workflows. We believe the need for our platform will continue to grow as teams become more fluid and global, and content is increasingly fragmented across incompatible tools and devices. The Dropbox platform breaks down silos by centralizing the flow of information between the products and services our users prefer, even if they’re not our own. In a world where using technology at work can be fragmented and distracting, the Dropbox platform makes it easy to focus on the work that matters.
The popularity of our platform allows us to scale rapidly and efficiently. We’ve built a thriving global business with 16.79 million paying users as of December 31, 2021.
Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders    29

EXECUTIVE COMPENSATION (continued)

2021 Business Results and Business Strategy

Business Results

Revenue Growth
$1,913.9
$2,157.9
2020
2021
Paying Users
15.48
16.79
2020
2021
Average Revenue per Paying User
$128.50
$133.73
2020
2021
Non-GAAP Operating Margin
21.4%
30.0%
2020
2021
Free Cash Flow
$490.7
$707.7
2020
2021

*A reconciliation of GAAP to non-GAAP results is provided in Appendix A.

Business Strategy

- From our founding, we've focused on simplifying the lives of our users. In a world where business software can be frustrating to use, challenging to integrate, and expensive to sell, we take a different approach.

- While tradtional tools developed in the desktop age have struggled up keep up with evolving user demands, Dropbox was designed for the cloud era. We build simple, beautiful products that bring joy to our users and make it easier for them to do their best work.

- Every year, millions of users sign up for Dropbox at work. Bottom-up adoption within organizations has been critical to our strategy and success as users increasingly choose their own tools at work. We generate over 90% of our revenue from self-serve channels—users who purchase a subscription through our app or website.

- Dropbox allows individuals, teams, and organizations to collaborate more effectively and focus on the work that matters. Anyone can sign up for free through our website or app, and upgrade to a paid subscription plan for premium features.

30    Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

Executive Compensation Policies and Practices
Our compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the competitive market in which we compete for executive talent. The following summarizes our executive compensation program and related policies and practices:
What we do	What we don’t do

✔ Maintain an Independent Compensation Committee.
The compensation committee consists solely of independent directors who establish our compensation practices.

✔ Retain an Independent Compensation Advisor. The compensation committee has engaged its own compensation consultant to provide information, analysis, and other advice on executive compensation independent of management. This consultant performed no other consulting or other services for us in 2021.

✔ Annual Executive Compensation Review. The compensation committee conducts an annual review of our compensation strategy and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking.

✔ Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our executive officer’s compensation is “at risk” based on corporate performance, as well as equity-based, to align the interests of our executive officers and stockholders.

✔ Use a Pay-for-Performance Philosophy. The majority of our executive officers’ compensation is directly linked to corporate performance; we also structure their target total direct compensation opportunities with a significant long-term equity component, thereby making a substantial portion of each executive officer’s target total direct compensation dependent upon our stock price and/or total stockholder return.

✔ Succession Planning. We review the risks associated with our key executive officer positions to ensure adequate succession plans are in place.

✗ No Guaranteed Bonuses. We do not provide guaranteed bonuses to our executive officers.

✗ No Executive Retirement Plans. We do not offer defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our executive officers, other than the plans and arrangements that are available to all employees.

✗ No Hedging or Pledging. We prohibit our employees (including our executive officers) and the non-employee members of our board of directors from hedging or pledging our securities.

✗ No Tax Payments on Perquisites. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits.

✗ No Excise Tax Payments on Future Post-Employment Compensation Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the company.

✗ No Special Welfare or Health Benefits. We do not provide our executive officers with any welfare or health benefit programs, other than participation in our broad-based employee programs. All highly compensated employees are eligible for special long-term disability.

Executive Compensation Philosophy and Objectives
Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•
Provide market-competitive compensation and benefit levels that will attract, retain, motivate, and reward a highly-talented team of executive officers within the context of responsible cost management;

•	Establish a direct link between our financial, operational, and strategic objectives and results, as well as our values, and the compensation of our executive officers; and
Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders    31

EXECUTIVE COMPENSATION (continued)

•
Align the interests and objectives of our executive officers with those of our stockholders by linking the long-term equity incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance.

Pay-for-Performance
We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers with the goal of aligning their interests with those of our stockholders. To achieve this alignment and to motivate and reward individual initiative and effort, a substantial portion of our executive officers’ target annual total direct compensation opportunity is both variable in nature and “at-risk.”
We emphasize variable compensation that appropriately rewards our executive officers through two separate compensation elements:
•
Our annual cash bonus plan provides cash payments if our executive officers produce short-term financial, operational, and strategic results that meet or exceed the objectives set forth in our annual operating plan.

•
Equity-based awards, which represent a majority of our executive officers’ target total direct compensation opportunities, the value of which depends entirely on the value of our common stock, incentivize our executive officers to build sustainable long-term value for the benefit of our stockholders.

These variable pay elements are intended to result in a substantial portion of our executive officers’ annual target total direct compensation being contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.
We believe that this design provides balanced incentives for our executive officers to drive financial performance and long-term growth. Our compensation committee regularly evaluates the relationship between the reported values of the equity awards granted to our executive officers and the amount of realizable and realized value from such awards in subsequent years.
Compensation-Setting Process
Role of Compensation Committee and the Stock Committee
The compensation committee discharges many of the responsibilities of our board of directors relating to the compensation of our executives and non-employee directors. The compensation committee has overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our chief executive officer and other executive officers.
The compensation committee makes all final decisions regarding the compensation of our chief executive officer and our other executive officers.
In carrying out its responsibilities, the compensation committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in executive compensation practices, and reviews the performance of our executive officers.
The compensation committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on our investor relations website at investors.dropbox.com.
We also formed a stock committee, which is currently composed of our Chief Financial Officer, our Chief People Officer, and a non-employee director appointed by our board. The stock committee has authority to grant equity awards to (a) employees who hold a title below vice president and (b) consultants subject to certain limitations established from time to time by the compensation committee.
Role of Compensation Consultant
The compensation committee engages an external compensation consultant to assist the committee by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. The compensation consultant reports directly to the compensation committee and its chair, and serves at the discretion of the compensation committee, which reviews the engagement annually.
32    Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

For 2021, the compensation committee retained Compensia to serve as its compensation advisor to advise on executive and director compensation matters, including competitive market pay practices for our executive officers, and data analysis and selection of the compensation peer group.
During 2021, Compensia attended compensation committee meetings and provided the following services:
•	Consulted with the compensation committee chair and other members between compensation committee meetings;
•
Provided competitive market data based on the compensation peer group for our executive officer positions, and evaluation of how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;

•
Provided competitive market data based on the compensation peer group for non-employee directors, and evaluation of how the compensation we pay our non-employee directors compares to companies in our compensation peer group;

•	Reviewed and analyzed base salary levels, annual incentive bonus opportunities, and long-term equity incentive compensation opportunities of our executive officers;
•	Assessed executive compensation trends within our industry, and updates on corporate governance and regulatory issues and developments;
•	Reviewed our executive compensation disclosure;
•	Assessed compensation risk to determine whether our compensation policies and practices are reasonably likely to have a material adverse impact on the company; and
•	Supported on other ad hoc matters throughout the year.
Compensia did not provide any services to us other than the consulting services to the compensation committee. The compensation committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive compensation matters. The compensation committee has evaluated Compensia’s engagement, and based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules, and such other factors as were deemed relevant under the circumstances, has determined that its relationship with Compensia and the work of Compensia on behalf of the compensation committee did not raise any conflict of interest, and that Compensia is independent as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.
Role of Management
In discharging its responsibilities, the compensation committee also works with members of our management, including our chief executive officer. Our management assists the compensation committee by providing information on corporate and individual performance, competitive market data, and management’s perspective and recommendations on compensation matters.
Typically, our chief executive officer makes recommendations to the compensation committee regarding compensation matters, including adjustments to annual cash compensation, long-term equity incentive compensation opportunities, and program structures, for our executive officers, except with respect to his own compensation. At the beginning of each year, our chief executive officer reviews the performance of our other executive officers, including our other named executive officers, based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and their overall performance during that year, and then shares these evaluations with, and makes recommendations to, the compensation committee for each element of compensation as described above.
The compensation committee reviews and discusses these recommendations and proposals with our chief executive officer and uses them as one factor in determining and approving the compensation for our executive officers.
Our chief executive officer also attends meetings of our board of directors and the compensation committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation. Decisions with respect to our chief executive officer’s compensation are made by our compensation committee, which is comprised entirely of independent members of our board of directors.
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EXECUTIVE COMPENSATION (continued)

Competitive Positioning
For purposes of assessing our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization, geographical location, and industry sector.
The companies in the compensation peer group for 2021 were approved in October 2020 on the basis of their similarity to us, as determined using the following criteria:
•	revenue – approximately 0.4x to approximately 2.5x our last four fiscal quarter revenue of approximately $1.7 billion (approximately $692 million to $4.3 billion);
•	market capitalization – approximately 0.25x to approximately 4.0x our market capitalization of approximately $9.1 billion (approximately $2.3 billion to $36 billion);
•	industry sector – internet software and services, software, communication equipment, and certain SaaS companies not classified as such; and
•	relevance – software-as-a-service model or product similarity.
In selecting the 2021 compensation peer group, we chose companies that resulted in us being near the median of the group as of October 2020, in terms of both revenue and market capitalization.
2020 Compensation Peer Group	Changes to Peer Group	2021 Compensation Peer Group
Autodesk		Box
Box	Added:	Citrix Systems
DocuSign	Citrix Systems	Cloudera
Guidewire Software	Cloudera	DocuSign
LogMeIn	Fortinet	Fortinet
Nutanix	Pure Storage	LogMeIn
Okta	Slack Technologies	Nutanix
Palo Alto Networks		Okta
Proofpoint	Removed:	Palo Alto Networks
RingCentral	Autodesk	Proofpoint
ServiceNow	Guidewire Software	Pure Storage
Splunk	ServiceNow	RingCentral
Block (formerly Square)	Block (formerly Square)	Slack Technologies
Twilio	Twilio	Splunk
Twitter	Twitter	Zendesk
Veeva Systems	Veeva Systems
Workday	Workday
Zendesk
The compensation practices of the compensation peer group were the primary guide used by the compensation committee in 2021 to compare the competitiveness of each compensation element and target total direct compensation (base salary, target annual cash bonus opportunities, and long-term equity incentive compensation).
To analyze the compensation practices of our compensation peer group, Compensia gathered data from public filings of the peer group companies, as well as from the Radford Global Technology Survey. This market data was then used as a reference point for the compensation committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts. The compensation committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation recommendations with respect to our executive officers, including our named executive officers.
The compensation committee reviews our compensation peer group each year and adjusts its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.
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EXECUTIVE COMPENSATION (continued)

Compensation Setting
We review the base salary levels, annual cash bonus opportunities, and long-term equity incentive compensation opportunities of our executive officers and all related performance criteria at the beginning of each year, or more frequently as warranted.
We do not establish a specific target for formulating the target total direct compensation opportunities of our executive officers, including our named executive officers.
In making decisions about the compensation of our executive officers, the compensation committee relies primarily on its general experience and subjective considerations of various factors, including the following:

• Our executive compensation program objectives;

• Our performance against the financial, operational, and strategic objectives established by the compensation committee and our board of directors;

• Each individual executive officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly-situated executives at the companies in our compensation peer group;

• The scope of each executive officer’s role and responsibilities compared to other similarly-situated executives at the companies in our compensation peer group;

• The prior performance of each individual executive officer, based on a subjective assessment of their contributions to our overall performance, ability to lead their business unit or function, and work as part of a team, all of which reflect our core values;

• The potential of each individual executive officer to contribute to our long-term financial, operational, and strategic objectives;

• Our chief executive officer’s compensation relative to that of our executive officers, and compensation parity among our executive officers;

• Our financial performance and profile relative to our
compensation peers;

• The compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and

• The recommendations of our chief executive officer with respect to the compensation of other executive officers.

These factors provide the framework for compensation decision-making for each executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
We do not weight these factors in any predetermined manner, nor do we apply any formulas in developing our compensation recommendations. The members of the compensation committee consider all of this information in light of their individual experience, knowledge of management, knowledge of the competitive market, knowledge of each executive officer, and business judgment in making their recommendations.
In addition, the compensation committee considered feedback from our stockholders and the result of our first Say on Pay vote. Our fiscal 2021 Say on Pay vote reflected 96.2% support from our stockholders, based on the percentage of shares voted. The compensation committee believes this indicates that our stockholders support the philosophy, strategy, objectives, and administration of our executive compensation programs.
We also consider the potential risks in our business when designing and administering our executive compensation program, and we believe our balanced approach to performance measurement and pay delivery serves to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk.
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EXECUTIVE COMPENSATION (continued)

Compensation Elements
In 2021, the principal elements of our executive compensation program, and the purposes for each element, were as follows:
Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market and reward performance.
Annual Cash Bonus	Variable	Cash	Motivate our executives to achieve annual business objectives set forth in our annual operating plan and provide financial incentives when we meet or exceed these annual objectives.
Long-Term Equity Incentive Compensation	Variable	Equity	Align the interests of our executives and our stockholders by motivating them to create sustainable long-term stockholder value.
Mix of Pay
Our primary focus in compensating executive officers is on the longer-term and performance-based elements of target total direct compensation. Under our 2021 executive compensation program, approximately 90% of target total direct compensation to our named executive officers (excluding our CEO) was variable in the form of annual cash bonus and long-term equity incentive compensation. Our CEO’s mix of pay is weighted equally between base salary and annual bonus. Mr. Houston does not receive annual equity awards due to his significant holdings as a co-founder and the “Co-Founder Grant” (in the form of a restricted stock award) he received in December 2017 prior to our IPO. Details of Mr. Houston’s Co-Founder Grant are further described in “Co-Founder Grant” below. In addition, Mr. Young did not receive an equity award in 2021 due to an equity award he received in December 2020, which grant delivers value only if we achieved certain stock price goals during the term of the award. Mr. Young’s award in connection with his promotion to President is further described in “Performance Achievement of Mr. Young’s Performance RSA” below.

Base Salary
We use base salary to provide our executive officers with a specified level of cash compensation during the year with the expectation that they will perform their responsibilities to the best of their ability and in our best interests.
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiations at the time we hire them, taking into account their position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, the compensation committee reviews the base salaries of our executive officers each year as part of its annual compensation review, with input from our chief executive officer (except with respect to his own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions.
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EXECUTIVE COMPENSATION (continued)

In March 2021, the compensation committee reviewed the base salaries of our executive officers, taking into consideration a competitive market analysis and the recommendations of our chief executive officer, as well as the other factors described in “Compensation-Setting Process—Compensation Setting,” above. In connection with this review, Mr. Houston’s salary was increased to $625,000 and Mr. Regan’s salary was increased to $475,000 to align with targeted market positioning, each effective February 1, 2021.
The base salaries of our named executive officers for 2021 were:
Named Executive Officer	Base Salary as of End of 2020 ($)	Base Salary as of End of 2021 ($)	Percentage (Decrease) / Increase
Andrew W. Houston	550,000	625,000	14%
Timothy Regan	450,000	475,000	6%
Timothy Young	600,000	600,000	0%
Bart E. Volkmer	475,000	475,000	0%
Olivia Nottebohm(1)	500,000	—	N/A
(1)	Ms. Nottebohm joined the company in February 2020 and resigned from the company in February 2021.
The base salaries paid to our named executive officers during 2021 are set forth in the “Summary Compensation Table for Fiscal Year 2021” below.
Annual Cash Bonuses
In March 2021, the compensation committee, with input from management, adopted our 2021 annual cash bonus plan (the “2021 Cash Bonus Plan”), which was designed to provide financial incentives for us to meet or exceed the pre-established target levels for revenue and operating margin established under our 2021 annual operating plan. The 2021 Cash Bonus Plan funded based on our actual achievement against the pre-established target levels for the corporate performance measure.
Target Annual Cash Bonus Opportunities
Under the 2021 Cash Bonus Plan, cash bonus payments were based upon an eligible percentage of each participant’s base salary. In March 2021, the compensation committee reviewed and approved the target annual cash bonus opportunities of our executive officers, taking into consideration the recommendations of our chief executive officer (except with respect to his own target annual cash bonus opportunity) as well as the other factors described in “Compensation-Setting Process— Compensation Setting” above. Based on this review, the compensation committee decided to make no adjustment to the target annual cash bonus opportunity (as a percentage of base salary) of each of our named executive officers.
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EXECUTIVE COMPENSATION (continued)

The 2021 target annual cash bonus opportunities for our named executive officers were:
Named Executive Officer(1)	Target Annual Cash Bonus Opportunity (as a Percentage of Base Salary)	2021 Target Annual Cash Bonus Opportunity ($)
Andrew W. Houston	100%	606,506
Timothy Regan	65%	307,369
Timothy Young	100%	600,000
Bart E. Volkmer	65%	308,750
(1)	Ms. Nottebohm resigned from the company in February 2021 and therefore did not have a target annual cash bonus opportunity.
Potential annual cash bonus payments for our executive officers under the 2021 Cash Bonus Plan ranged from zero to 225% of their target annual cash bonus opportunity.

Corporate Performance Measure
The compensation committee approved annual revenue (weighted 67%) and non-GAAP operating margin (weighted 33%) as components of the corporate performance measure under the 2021 Cash Bonus Plan because we believe incorporating both annual revenue and non-GAAP operating margin aligns with our emphasis on driving profitable growth. For purposes of the 2021 Cash Bonus Plan, “annual revenue” was calculated by excluding the impact of foreign exchange from our annual revenue reflected in our audited financial statements for the 2021 fiscal year and “non-GAAP operating margin” was calculated to exclude the impact of stock-based compensation expense, acquisition-related and other expenses, amortization of acquired intangible assets, impairment charges related to real estate assets, and expenses related to a reduction in workforce.
In March 2021, the compensation committee set the target performance levels under the 2021 Cash Bonus Plan at (i) $2,110 million for annual revenue and (ii) 27.5% for non-GAAP operating margin. In addition, the compensation committee approved the performance matrix for funding the 2021 Cash Bonus Plan (as described below), with a 10% reduction to actual payouts to our named executive officers if the company’s stock-based compensation expense exceeded $305 million for the 2021 fiscal year.
With respect to the annual revenue component, the bonus funding was 0% if we did not achieve annual revenue at the threshold revenue performance level, 97% of the target performance level. At 98% of the target revenue performance level, the annual revenue bonus funding percentage was 50%. For annual revenue above the 98% of target performance level and below 99.5% the target performance level, the annual revenue bonus funding percentage increased linearly up to an annual revenue bonus funding percentage of 95%. For revenue performance ± 0.5% of the target revenue number, the annual revenue bonus funding percentage increased linearly from 95% to 105%. For revenue performance from 100.5% of the target revenue performance level to 102% of the target revenue performance level, the annual revenue bonus funding percentage increased linearly up to 150%. The maximum annual revenue bonus funding percentage is 150%.
With respect to the non-GAAP operating margin component, the bonus funding was 0% if we did not achieve non-GAAP operating margin at the threshold performance level of 24.8%. At the threshold non-GAAP operating margin performance level, the non-GAAP operating margin bonus funding percentage was 50%. For non-GAAP operating margin above the threshold performance level, the non-GAAP operating margin bonus funding percentage increased linearly up to the maximum non-GAAP operating margin bonus funding percentage of 150%.
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EXECUTIVE COMPENSATION (continued)

	Weight	Threshold	Target	Maximum
Revenue ($M)	67%	$2,047	$2,110	$2,153
Non-GAAP Operating Margin	33%	24.8%	27.5%	30.3%

Individual Performance Factor
In determining the amount of annual cash bonus payments under the 2021 Cash Bonus Plan, the compensation committee considered an evaluation of each executive officer’s individual performance for the year. Generally, this evaluation involved, in the case of our chief executive officer, an evaluation of his performance by the compensation committee and, in the case of our other executive officers, an evaluation by our chief executive officer. These evaluations were based on a review of the various individual performance goals established for our executive officers as part of our annual performance evaluation process. For our executive officers other than our chief executive officer, these goals were established, after consultation with each executive officer. These performance goals were not intended to be formulaic, but rather to serve as the framework upon which our chief executive officer could evaluate the executive officer’s overall performance. Such performance goals were established with reference to each individual executive officer’s position or function within the company and included operational metrics that could reflect corporate or departmental goals or could include specific operational goals with respect to their area of responsibility.
2021 Annual Cash Bonus Decisions
In March 2022, the compensation committee, based on its evaluation, determined the size of the bonus pool based on our performance during 2021 and determined the cash bonus payments for our executive officers, including our named executive officers, pursuant to the 2021 Cash Bonus Plan. The compensation committee reviewed our actual annual revenue performance for 2021 and determined that we had achieved annual revenue of $2,149 million, which was 101.8% of our annual revenue target for the year. In addition, the compensation committee determined that we had achieved non-GAAP operating margin of 30.0% compared to our target of 27.5% for the year. The compensation committee approved a bonus funding percentage of 145.7% with respect to the corporate performance measure.
Our chief executive officer evaluated the achievement of each other executive officer against his or her individual performance objectives and formulated a recommendation for each such executive officer’s annual cash bonus payment for consideration by the compensation committee. These recommendations were based on our chief executive officer’s subjective assessment of each individual’s contributions against the personal performance objectives during the year. In the case of our chief executive officer, the compensation committee evaluated our financial and operational performance for 2021 and formulated a recommended annual cash bonus payment for him based on the subjective assessment of his performance.
Based on these evaluations, the compensation committee approved the annual cash bonus payments for our named executive officers for 2021 in the table below. Since stock-based compensation expense did not exceed $305 million for the 2021 fiscal year, there was no reduction to the annual cash bonus payments.
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EXECUTIVE COMPENSATION (continued)

Named Executive Officer(1)	Target Annual Cash Bonus Payment ($)	Annual Cash Bonus Payment ($)	Percentage of Target Annual Cash Bonus Actually Paid
Andrew W. Houston	606,506	883,679	146%
Timothy Regan	307,369	515,012	168%
Timothy Young	600,000	874,200	146%
Bart E. Volkmer	308,750	517,326	168%
(1)	Ms. Nottebohm resigned from the company in February 2021 and therefore was ineligible to receive an annual cash bonus payment in 2021.
The annual cash bonus payments made to our named executive officers for 2021 are set forth in the “Summary Compensation Table for Fiscal Year 2021” below.
Long-Term Equity Incentive Compensation
We view long-term equity incentive compensation as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market.
The amount and forms of the equity awards granted to our executive officers are determined after considering the factors described in “Compensation-Setting Process” above. The size of the equity awards is also intended to be competitive and result in target total direct compensation opportunities that we believe are reasonable and appropriate taking into consideration the factors described in the preceding sentence.
In March 2021, the compensation committee approved equity grants in the form of restricted stock awards (“RSAs”) to Messrs. Regan and Volkmer, each of which were effective April 1, 2021.
Differentiation was made among our executive officers based on the compensation committee’s review of the competitive market data for their respective positions, internal equity, past performance, and expected future contributions. Mr. Houston does not receive equity-based compensation in light of his significant ownership position in the company and the Co-Founder Grant he received in 2017. Mr. Young was not granted an equity award in 2021 because he was granted a meaningful performance-based equity award in late 2020 in connection with his promotion to President. The equity awards granted to our named executive officers in 2021 were as follows:
Named Executive Officer(1)	RSAs(2)	Aggregate Grant Date Fair Value ($)
Andrew W. Houston	—	—
Timothy Regan	175,207	4,671,019
Timothy Young	—	—
Bart E. Volkmer	116,804	3,113,995
(1)	Ms. Nottebohm resigned from the company in February 2021 and therefore did not receive an equity award in 2021.
(2)	The time-based RSA awards granted to Messrs. Regan and Volkmer vest over a four-year period in equal quarterly installments.
The equity awards granted to our named executive officers during 2021 are set forth in the “Summary Compensation Table for Fiscal Year 2021” and under “Grants of Plan-Based Awards in 2021” below.
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EXECUTIVE COMPENSATION (continued)

Performance Achievement of Mr. Houston’s Co-Founder Grant
In December 2017, our board approved a grant to Mr. Houston (our co-founder, chief executive officer and chairman of the board of directors) of an RSA with respect to 10.3 million shares of Class A common stock in the aggregate (the “Co-Founder Grant”). The Co-Founder Grant has service-based, market-based, and performance-based vesting conditions. The Co-Founder Grant is comprised of nine tranches that are eligible to vest based on the achievement of stock price goals (each, a “Stock Price Target”), measured over a consecutive thirty-day trading period during the Performance Period (defined below), as follows:
Company Stock Price Target	Shares Eligible to Vest for Mr. Houston
$30.00	2,066,667
$37.50	1,033,334
$45.00	1,033,334
$52.50	1,033,333
$60.00	1,033,333
$67.50	1,033,333
$75.00	1,033,333
$82.50	1,033,333
$90.00	1,033,333
During 2021, the $30.00 price target was achieved. As a result, on November 15, 2021, Mr. Houston vested into 2,066,667 shares. The remaining tranches covering 8,266,666 shares remain outstanding and eligible to vest based on the achievement of the applicable stock price goals and fulfilling the service-based condition. See “Co-Founder Grant” description below for additional details.
Performance Achievement of Mr. Young’s Performance RSA
In December 2020, Mr. Young was granted a performance-based RSA in connection with his promotion to President. The performance-based RSA granted to Mr. Young is subject to service-based and market-based vesting conditions and may become eligible to vest over an approximately three-year performance period beginning January 1, 2021. The target number of shares subject to the performance-based RSA are divided into three equal tranches, and the shares subject to a tranche may become eligible to vest based on the achievement of stock price targets measured over a consecutive thirty-day trading period during a twelve-month measurement period that begins one month following the one-year anniversary of the grant date of the performance-based RSA (or in the case of the first measurement period, one month following the grant date) and ends one month following the next anniversary of the grant date, as indicated in the tables below.
The measurement period for the first tranche was completed on December 31, 2021, and 200% of the target number of shares covered by the first tranche became eligible to vest based on the achievement of the $30.00 stock price target. As a result, Mr. Young vested into 353,046 shares on February 15, 2022. The remaining shares subject to the RSA (which are the shares covered by the second and third tranches) remain outstanding and eligible to vest subject to achieving certain price targets and remaining a service provider through the applicable vesting dates.
First Tranche Measurement Period: 1/1/2021 – 12/31/2021		Second Tranche Measurement Period: 1/1/2022 – 12/31/2022		Third Tranche Measurement Period: 1/1/2023 – 12/31/2023
Price Target	Multiplier	Price Target	Multiplier	Price Target	Multiplier
Less than $10.00	0%	Less than $10.00	0%	Less than $10.00	0%
$10.00	25%	$10.00	25%	$10.00	25%
$15.00	50%	$15.00	50%	$15.00	50%
$20.00	100%	$21.50	100%	$23.50	100%
$25.00	150%	$25.00	150%	$25.00	150%
$30.00	200%	$30.00	200%	$30.00	200%
$35.00	250%	$35.00	250%	$35.00	250%
$40.00	300%	$40.00	300%	$40.00	300%
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EXECUTIVE COMPENSATION (continued)

Mr. Young will generally forfeit any shares subject to a tranche that do not become eligible to vest as of immediately following the end of the measurement period for that tranche.
Any shares subject to the performance-based RSA that become eligible to vest will vest on February 15 following the end of the applicable measurement period, subject to Mr. Young’s continued service with us through that date.
In addition, the shares subject to the performance-based RSA may vest in connection with certain terminations of Mr. Young’s employment and/or a “change in control” (as defined in our 2018 Equity Incentive Plan), as described further below in the section titled “Potential Payments on Termination or Change in Control.”
Welfare and Health Benefits
We have established a tax-qualified Section 401(k) retirement savings plan for our executive officers, including our named executive officers, and other employees who satisfy certain eligibility requirements. Currently, we match contributions made by participants in the plan as follows: dollar for dollar up to a maximum of $6,000 per calendar year.
We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code (the “Code”), so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.
Additional benefits received by our executive officers include medical, dental, and vision insurance, fertility benefits, an employee assistance program, commuter and wellness reimbursement programs, health and dependent care flexible spending accounts, a commuter benefit program, health savings accounts, basic and voluntary life and accidental death and dismemberment insurance and disability insurance. All of these benefits are provided to our executive officers on the same basis as to all of our employees.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed, based upon regular monitoring of applicable laws and practices, changes to the working arrangements of our employees and the competitive market. For example, in connection with our shift to a Virtual First work model, we replaced a number of our reimbursement and allowance programs with a single allowance program that gives our employees more flexibility to be reimbursed for a wide range of wellness, dependent care, productivity and learning and development expenses.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make him or her more efficient and effective, and for recruitment and retention purposes.
In 2021, the compensation committee approved the provision of security measures to Messrs. Houston and Young. We consider the security measures provided to Messrs. Houston and Young to be reasonable and necessary expenses for the benefit of the company and not a personal benefit. However, in accordance with SEC disclosure rules, the aggregate incremental cost of these services is reported in the “Summary Compensation Table.” Mr. Houston participates in a security program with an annual limit of $250,000 per year. The compensation committee periodically reviews the nature and cost of this program in relation to Mr. Houston’s security profile. The cost of the security services for Mr. Houston in 2021 was $19,340.62. Mr. Young received one-time security services in 2021 with a cost of $17,500.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraphs. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.
Employment Arrangements
We have entered into written employment letters with our chief executive officer and each of our other executive officers. Each of these arrangements was approved on our behalf by the compensation committee or our board of directors.
In filling each of our executive positions, our board of directors or the compensation committee, as applicable, recognized that we would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our board of directors and the compensation committee were sensitive to the need to integrate new executive officers into the executive compensation structure, balancing both competitive and internal equity considerations.
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EXECUTIVE COMPENSATION (continued)

Each of our employment arrangements provides for “at will” employment (meaning that either we or the executive officer may terminate the employment relationship at any time with or without cause) and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, participation in our employee benefit programs, an equity award recommendation, and, in some cases, sign-on bonuses and reimbursement or payment of relocation expenses. These employment arrangements also prohibit the executive officer from engaging directly or indirectly in competition with us during their employment, diverting our customers to a competitor, or disclosing our confidential information or business practices, and recruiting or soliciting any of our employees for a period after their employment.
Our executive officers are also eligible to enter into change in control and severance agreements with the company. These post-employment compensation terms are discussed in “Post-Employment Compensation” below.
Post-Employment Compensation
We have entered into change in control and severance agreements with each of our executive officers, including each of our named executive officers. These agreements provide these individuals with certain protection in the event of their termination of employment under specified circumstances, including following a change in control of the company.
We believe that these protections were necessary to induce these individuals to accept a demanding position with the company and help retain them. These arrangements provide reasonable compensation to an executive officer if they leave our employ under certain circumstances to facilitate transition to new employment. Further, in some instances, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement as a condition to receiving post-employment compensation payments or benefits. We also believe that these arrangements help maintain our executive officers’ continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the company. The terms and conditions were approved by our board of directors after an analysis of competitive market data.
All payments and benefits in the event of a change in control of the company are payable only if there is a subsequent loss of employment by an executive officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the company, and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.
Mr. Houston’s Co-Founder Grant (as described below) vests in connection with our acquisition, and as noted above, the performance-based RSA granted to Mr. Young in November 2020 may vest in connection with certain terminations of Mr. Young’s employment and/or a “change in control” (as defined in our 2018 Equity Incentive Plan). See the section titled “Potential Payments on Termination or Change in Control” below for additional details.
Hedging and Pledging Prohibitions
As part of our Insider Trading Policy, our employees (including our executive officers and the non-employee members of our board of directors) are prohibited from trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This includes any hedging or similar transaction designed to decrease the risks associated with holding shares of our common stock. In addition, our employees (including our executive officers and the non-employee members of our board of directors) are prohibited from holding our common stock in a margin account or pledging our securities as collateral for a loan.
Tax and Accounting Considerations
We take the applicable tax and accounting requirements into consideration in designing and operating our executive compensation program.
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to their chief executive officer and certain other current and former executive officers that are “covered employees” within the meaning of Section 162(m) of the Code, subject to certain exceptions. The regulations promulgated under Section 162(m) of the Code currently contain a transition rule that applies to companies, such as ours, that become subject to Section 162(m) of the Code by
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EXECUTIVE COMPENSATION (continued)

reason of becoming publicly held. Under this rule, certain compensation granted during a transition period (and, with respect to RSU awards, that is paid out before the end of the transition period) currently is not counted toward the deduction limitations of Section 162(m) of the Code if the compensation is paid under a compensation arrangement that was in existence before the effective date of the initial public offering, and certain other requirements are met. While certain of our equity awards may be eligible to be excluded from our deductibility limitation of Section 162(m) of the Code pursuant to this transition rule, the compensation committee has not adopted a policy that all equity or other compensation must be deductible. The transition period will terminate on our Annual Meeting.
In approving the amount and form of compensation for our executive officers, the compensation committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m) of the Code. The compensation committee may, in its judgment, approve compensation that may not be deductible for federal income tax purposes when it believes that such compensation is in our best interests or the best interests of our stockholders.
While the transition rule for newly-public companies may help minimize the effect of the Section 162(m) deduction limit in the short-term, it is possible, going forward, that some portion of our executive officer compensation might not be fully deductible by us for federal income tax purposes.
Taxation of Parachute Payments and Deferred Compensation
We do not provide, and have no obligation to provide, any of our named executive officers with a “gross-up” payment for any tax liability he or she might owe because of the application of Sections 280G, 4999 or 409A of the Code. If any of the payments or benefits provided for under the change in control and severance agreements or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, he or she would receive either full payment of such payments and benefits or such lesser amount that would cause no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefits to our named executive officer.
Accounting for Stock-Based Compensation
Our compensation committee considers accounting effects in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, restricted stock units and restricted stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may realize no value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based payment awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
We estimated the grant date fair value of Mr. Houston’s Co-Founder Grant using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the possibility that the Stock Price Targets may not be satisfied. The average grant date fair value of the Co-Founder Grant was estimated to be $10.60 per share, and we will recognize total stock-based compensation expense of $109.6 million over the requisite service period of each tranche, which ranged from 2.9 to 6.9 years, using the accelerated attribution method. If the Stock Price Targets are met sooner than the derived service period, we will adjust our stock-based compensation to reflect the cumulative expense associated with the vested awards. We will recognize stock-based compensation expense if the requisite service period is provided, regardless of whether the market conditions are achieved.
The fair value of the Co-Founder Grant, whereby vesting is contingent on meeting certain market conditions was estimated using the following assumptions:
Grant date	12/12/2017
Expected IPO date	3/31/2018
Lock-up period	1/1/2019
Expiration date	3/31/2028
Grant price	$17.15
Expected volatility	40.0%
Risk-free interest rate (continuous)	2.38%
Expected dividends	0%
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Expected grant date, expected IPO date, lock-up period, and expiration date. The Grant Date, expected IPO date, and the expiration of the lock-up period were estimates at the time of the valuation and correspond to the terms defined in the Restricted Stock Award Agreement.
Grant price. The grant priced is based on the valuation of Common Shares as of December 12, 2017.
Expected volatility. Expected volatility is based on the average of the implied volatility of the longer at-the-money call option and the annualized daily return volatility over the greater of the trading history or the term for each one of the guideline companies. The concluded volatility is then based on the medium of the comparable companies.
Risk-free interest rate. The risk-free interest rate is interpolated based on the U.S. Treasury rates sourced from S&P Capital IQ with a term commensurate with the remaining performance period.
Expected dividend. The Company has not paid and does not expect to pay dividends. Consequently, the Company uses an expected dividend yield of zero.
We estimated the grant date fair value of the performance-based RSA granted to Mr. Young in December 2020 using a model based on multiple stock price paths developed through the use of a Monte Carlo simulation that incorporates into the valuation the potential stock price goals that could be achieved during each measurement period. We will recognize approximately $19.1 million in stock-based compensation expense associated with this award using the accelerated attribution method through February 15, 2024. We will recognize stock-based compensation expense if the requisite service period is provided, regardless of whether the market conditions are achieved. If Mr. Young’s employment with us is terminated, stock-based compensation expense associated with unvested tranches will be reversed and any future stock-based compensation expense that would have been taken will be cancelled from the grant date through February 15, 2024.
The fair value of the Mr. Young's RSA awards, whereby vesting is contingent on meeting certain market conditions was estimated using the following assumptions:
Grant Date	12/1/2020
Stock Price	$20.17
Risk-free interest rate	0.07% - 1.66%
Expected volatility	48.38%
Expected dividends	0%
Stock Price. The stock price used in a Monte Carlo simulation is based on the Company’s close price as of the valuation date, December 1, 2020.
Risk-free interest rate. The risk-free rate used in a Monte Carlo simulation is interpolated based on the U.S. Treasury rates sourced from Department of the Treasury as of December 1, 2020 with a term commensurate with the remaining performance period.
Expected volatility. The expected volatility used in a Monte Carlo simulation is based on the Company's historical volatility. Expected volatility is based on the equally weighted historical volatility of 45.50% and implied volatility of 51.26%. Historical volatility was estimated based on the Company’s share close price for the period September 26, 2018 to December 1, 2020. The implied volatility was retrieved from Bloomberg for the Company’s at-the-money options with maturity on December 29, 2023.
Expected dividend. The Company has not paid and does not expect to pay dividends. Consequently, the Company uses an expected dividend yield of zero.
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Report of the Compensation Committee
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and Dropbox’s Annual Report on Form 10-K for our fiscal year ended December 31, 2021.
Respectfully submitted by the members of the compensation committee of the board of directors:
Karen Peacock (Chair)
Sara Mathew
Abhay Parasnis
Michael Seibel
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Compensation Risk Assessment
Our management regularly assesses and discusses with the compensation committee our compensation programs, policies, and practices for our employees as they relate to our risk management. In this regard, we undertake a risk review of our employee compensation programs, policies, and practices (including our executive compensation program) each year to determine whether these programs, policies, and practices contain features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten our value. Based upon this review, we believe that any risks arising from such programs, policies, and practices are not reasonably likely to have a material adverse effect on us.
Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. While performance-based cash bonuses and sales commissions focus on achievement of short-term or annual goals, which may encourage the taking of short-term risks at the expense of long-term results, we believe that our compensation policies and the risk mitigation features of our cash bonus plans help mitigate this risk and our performance-based cash bonuses and sales commissions are limited, representing a small portion of the total compensation opportunities available to most non-executive employees. We also believe that our performance-based cash bonuses and sales commissions appropriately balance risk and the desire to focus our employees on specific short-term goals important to our success, and do not encourage unnecessary or excessive risk-taking.
A significant proportion of the compensation provided to most of our employees involves long-term incentive compensation in the form of equity awards that we believe are important to help further align our employees’ interests with those of our stockholders. These equity awards directly tie their expectations of compensation to their contributions to the long-term value of our company. We do not believe that these equity awards encourage unnecessary or excessive risk-taking given their multi-year vesting schedules and since their ultimate value is tied to our stock price.
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Summary Compensation Table for Fiscal Year 2021
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Andrew W. Houston Chief Executive Officer and Co-Founder	2021	606,250	—	—	883,679	25,340(4)	1,515,269
	2020	587,500	—	—	675,389	6,000	1,268,889
	2019	700,000	—	—	679,192	6,000	1,385,192
Timothy Regan Chief Financial Officer	2021	470,833	—	4,671,019(1)	515,012	6,000	5,662,864
	2020	393,415	—	4,895,566	373,595	6,000	5,668,576
Timothy Young President	2021	600,000	—	—	874,200	23,500(4)	1,497,700
	2020	516,667	—	19,143,883(5)	890,778	6,000	20,557,328
	2019(6)	115,705	—	20,293,391(7)	116,438	1,500	20,527,034
Bart E. Volkmer Chief Legal Officer	2021	475,000	—	3,113,995(1)	517,326	4,500	4,110,821
	2020	475,000	—	2,422,649	408,322	4,500	3,310,471
	2019	472,917	—	2,333,167	384,213	4,500	3,194,797
Olivia Nottebohm Former Chief Operating Officer	2021	55,128(8)	—	—	—(9)	1,500	56,628
	2020	450,961(10)	—	16,523,486(11)	—(12)	5,750	16,980,197
(1)
Unless otherwise described in the footnotes below, the amounts reported represent the aggregate grant-date fair value of the RSAs based on the closing price for a share of our Class A common stock as reported by Nasdaq on the day immediately preceding the grant date, calculated in accordance with ASC Topic 718.

(2)	The amounts reported represent the amounts payable under our cash bonus plans for 2019, 2020, and 2021, respectively. See “Compensation Elements—Annual Cash Bonuses” above.
(3)	Unless otherwise noted, the amount reported reflects matching 401(k) contributions in 2019, 2020 and 2021.
(4)	Includes expenses related to security programs and related costs.
(5)
The amount reported represents the aggregate grant-date fair value of RSAs calculated in accordance with ASC Topic 718. RSAs are eligible to vest over an approximately three-year performance period based on the achievement of certain stock price goals measured over a consecutive thirty-day trading period during twelve-month measurement periods. We calculated the grant date fair value based on multiple stock price paths developed through the use of a Monte Carlo simulation. See “Accounting for Stock-Based Compensation” above. If the RSAs were instead valued based on the achievement of the maximum stock price goals in each measurement period (and thus the maximum number of shares that may be issued under the performance-based RSA are issued), the aggregate market value of the RSAs on the date of grant would be $32,044,160.

(6)
Mr. Young joined us in October 2019, and therefore his salary and non-equity incentive plan compensation set forth in the table above was prorated for the portion of 2019 in which he was employed with us.

(7)	The grant-date fair value is based on the closing price of our Class A common stock on Mr. Young’s first day of employment with us.
(8)	Ms. Nottebohm resigned from the company in February 2021. Amount reported represents Ms. Nottebohm’s salary prorated for the portion of 2021 in which she was employed with us.
(9)	Ms. Nottebohm resigned from the company in February 2021 and therefore was ineligible to receive her 2021 annual cash bonus.
(10)	Ms. Nottebohm joined the company in February 2020. Amount reported represents Ms. Nottebohm’s salary prorated for the portion of 2020 in which she was employed with us.
(11)
633,569 unvested RSAs, representing a grant date fair value of $12,392,610, were forfeited upon Ms. Nottebohm’s resignation in February 2021. In connection with Ms. Nottebohm’s separation agreement, the unvested RSAs that would have vested if she had remained employed through February 15, 2021 were accelerated to vest on February 5, 2021. See “Potential Payments on Termination or Change in Control—Ms. Nottebohm’s Separation” below.

(12)	Ms. Nottebohm resigned from the company in February 2021 and therefore was ineligible to receive her 2020 annual cash bonus.
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Grants of Plan-Based Awards in 2021
The following table shows all plan-based awards granted to our named executive officers during fiscal 2021.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)(2)			All Other Stock Awards: Number of Shares (#)	Grant Date Fair Value ($)(3)
Name	Grant Date	Approval Date	Threshold	Target	Maximum
Andrew W. Houston	3/3/2021	3/3/2021	151,626	606,506	1,364,638	—	—
Timothy Regan	3/3/2021	3/3/2021	76,842	307,369	691,580	—	—
	4/1/2021	3/3/2021	—	—	—	175,207	4,671,019
Timothy Young	3/3/2021	3/3/2021	150,000	600,000	1,350,000	—	—
Bart E. Volkmer	3/3/2021	3/3/2021	77,187	308,750	—	—	—
	4/1/2021	3/3/2021	—	—	—	116,804	3,113,995
(1)
Each of these grants was made pursuant to our 2021 Cash Bonus Plan, as described in greater detail under “Compensation Elements—Annual Cash Bonuses” above. Ms. Nottebohm resigned from the company in February 2021 and therefore did not receive any plan-based awards in 2021.

(2)	Each of these grants was made pursuant to our 2021 Cash Bonus Plan, as described in greater detail under “Compensation Elements—Annual Cash Bonuses” above.
(3)
Amounts reported represent the aggregate grant-date fair value of the RSAs based on the closing price for a share of our Class A common stock as reported by Nasdaq on the day immediately preceding the grant date, calculated in accordance with ASC Topic 718.

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Outstanding Equity Awards at 2021 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.
Name(1)	Grant date	Option awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested ($)(2)
Andrew W. Houston	12/12/17(3)	—	—	—	—	8,266,666	202,863,984
Timothy Regan	2/22/2018(4)	—	—	—	—	3,148	77,252
	4/1/2019(4)	—	—	—	—	15,329	376,174
	4/1/2020(4)	—	—	—	—	31,371	769,844
	10/1/2020(4)	—	—	—	—	138,718	3,404,140
	4/1/2021(4)	—	—	—	—	142,356	3,493,416
Timothy Young	11/1/2019(5)	—	—	—	—	526,554	12,921,635
	12/1/2020(6)	—	—	—	—	88,261(7)	2,165,931
Bart E. Volkmer	4/1/2019(4)	—	—	—	—	33,446	820,765
	4/1/2020(4)	—	—	—	—	75,289	1,847,592
	4/1/2021(4)	—	—	—	—	94,903	2,328,920
(1)	All unvested equity awards held by Ms. Nottebohm were forfeited upon her resignation from the company in February 2021.
(2)	The closing price of our Class A common stock on December 31, 2021 was $24.54.
(3)
This award represents RSAs granted to Mr. Houston pursuant to a stand-alone restricted stock award agreement. The shares underlying the RSAs are Class A common stock. RSAs vest over a period of up to ten years upon achievement of service-based, market-based, and liquidity event-related performance vesting conditions. See “Co-Founder Grant” below.

(4)
1/16th of the total number of shares of our Class A common stock underlying the RSUs vests in equal quarterly installments on the Quarterly Vesting Dates, subject to continued service through each such vesting date.

(5)
1/4th of the shares of our Class A common stock underlying the RSAs vests on November 15th, 2020, and an additional 1/16th of the total number of shares of our Class A common stock underlying the RSAs vests in equal quarterly installments on the Quarterly Vesting Dates, subject to continued service through each such vesting date.

(6)
This award represents Mr. Young’s performance-based RSA. RSAs are eligible to vest over an approximately three-year performance period based on the achievement of certain stock price goals measured over a consecutive thirty-day trading period during twelve-month measurement periods. See “Compensation Elements—Long-Term Equity Incentive Compensation” above for additional information regarding Mr. Young’s performance-based RSA.

(7)
The amount reported reflect the shares that would vest if minimum stock price goals in each measurement period are met and is 25% of the amount of shares that would vest at the target level of performance.

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Co-Founder Grant
In December 2017, our board of directors approved the Co-Founder Grant. The Co-Founder Grant has service-based, market-based, and performance-based vesting conditions. The Co-Founder Grant has certain stockholder rights, such as the right to vote the shares immediately upon grant and prior to their vesting. The Co-Founder Grant is eligible to vest over the ten-year period following the closing of our initial public offering. The Co-Founder Grant comprises nine tranches that are eligible to vest based on the achievement of the respective Stock Price Targets, measured over a consecutive thirty-day trading period during the Performance Period, as follows:
Company Stock Price Target	Shares Eligible to Vest for Mr. Houston
$30.00	2,066,667
$37.50	1,033,334
$45.00	1,033,334
$52.50	1,033,333
$60.00	1,033,333
$67.50	1,033,333
$75.00	1,033,333
$82.50	1,033,333
$90.00	1,033,333
The Performance Period began on January 2, 2019, and ends on the earliest to occur of: (i) the date on which all shares subject to the Co-Founder Grant vests, (ii) the date Mr. Houston ceases to satisfy the service-based vesting condition, and (iii) March 23, 2028 (“Performance Period”). During 2021, the $30.00 Stock Price Target was achieved. As a result, on November 15, 2021, Mr. Houston vested into 2,066,667 shares.
During the first four years of the Performance Period, no more than 20% of the shares subject to the Co-Founder Grant are eligible to vest in any calendar year. After the first four years, all shares are eligible to vest based on the achievement of the Stock Price Targets.
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Option Exercises and Stock Vested in 2021
The following table shows all stock awards vested, and value realized upon vesting, by our named executive officers during fiscal 2021.
	Option Awards		Stock Awards
Name	Option Awards – Shares Acquired on Exercise	Option Awards – Value Realized on Vesting ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Andrew W. Houston	—	—	2,066,667	54,994,009
Timothy Regan	—	—	122,089	3,344,631
Timothy Young	—	—	119,527	3,265,384
Bart E. Volkmer	90,133	2,286,918	—	—
Olivia Nottebohm	—	—	211,190	5,003,091
(1)	The value realized upon exercise of stock option awards is calculated by multiplying the shares exercised by Dropbox’s share price at the time of exercise, less the exercise price of the options.
(2)
The value realized upon vesting of RSAs or RSUs, as applicable, is calculated by multiplying the number of shares vested by the closing price of Dropbox’s Class A common stock on the vest date (or, in the event the vest date occurs on a holiday or weekend, the closing price of Dropbox’s Class A common stock on the immediately preceding trading day).

Potential Payments on Termination or Change in Control
Change in Control and Severance Agreements
In order to recruit and maintain a stable and effective management team, the compensation committee believes it is appropriate and necessary to provide assurance of certain severance and change in control benefits approved by the compensation committee, in consultation with Compensia. We entered into change in control and severance agreements with each of our named executive officers that provide for the severance and change in control benefits described below.
Basic Severance
If a named executive officer’s employment is terminated by us other than for “cause,” death, or “disability” or they resign for “good reason” (as such terms are defined in their change in control and severance agreement), in either case, outside the Change in Control Period (as defined below), they will be eligible to receive the following payments and benefits:
•
a lump-sum payment equal to 50% of annual base salary as of immediately before their termination (or, if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction);

•
if they elect to continue health insurance coverage for themselves and their eligible dependents under COBRA, our payment of the monthly premium for such COBRA continuation coverage for up to 6 months (or monthly taxable payments to him or her in lieu of our payment of such premiums);

•
in the case of Mr. Volkmer, 25% accelerated vesting of all outstanding equity awards and, with respect to equity awards with performance-based vesting, unless otherwise specified in the award agreements governing such equity awards, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels; and

•	in the case of Mr. Regan and Mr. Young, 3 months’ accelerated vesting of the unvested portion of outstanding time-based equity awards.
The receipt of the payments and benefits above is conditioned on the named executive officer timely signing and not revoking a release of claims, returning all documents and property belonging to us, and resigning from all officer and director positions with us.
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Change in Control Severance
If, within the three-month period prior to a change in control or during the 12-month period following a change in control (such period, the “Change in Control Period”), a named executive officer’s employment is terminated by us other than for cause, death, or disability or they resign for “good reason” (as defined in their change in control and severance agreement), they will be entitled to the following benefits:
•
a lump-sum payment equal to 100% of their annual base salary as of immediately before their termination (or if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction) or, if such amount is greater, as of immediately before the change in control;

•	a lump-sum payment equal to 100% of their target annual bonus (for the year of their termination);
•
if they elect to continue health insurance coverage for themselves and their eligible dependents under COBRA, our payment of the monthly premium for such COBRA continuation coverage for up to 12 months (or monthly taxable payments to him or her in lieu of our payment of such premiums); and

•
100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, unless otherwise specified in the award agreements governing such equity awards, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels.

The receipt of the payments and benefits above is conditioned on the named executive officer timely signing and not revoking a release of claims, returning all documents and property belonging to us, and resigning from all officer and director positions with us.
In addition, if any of the payments or benefits provided for under a change in control and severance agreement or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The change in control and severance agreements do not require us to provide any tax gross-up payments to our named executive officers.
Certain Equity Awards
Andrew Houston Co-Founder Grant
In the event of an acquisition of the company before the end of the Performance Period, Mr. Houston’s Co-Founder Grant may be eligible to vest in additional tranche(s) of shares if the per share deal price in the acquisition causes a Stock Price Target that has not previously been achieved to be satisfied, in which case the tranche(s) of shares corresponding to that Stock Price Target will vest. Additionally, if the acquisition price falls between a Stock Price Target that has been achieved and one that has not, then a portion of that tranche of shares will vest based on a linear interpolation between each of these Stock Price Targets. See “Co-Founder Grant” above.
Timothy Young 2020 Performance-Based Restricted Stock Award
The vesting acceleration provisions under Mr. Young’s control and severance agreement described above will not apply to the performance-based RSA granted to Mr. Young in December 2020, and instead, the shares subject to the performance-based RSA may vest in connection with certain terminations of Mr. Young’s employment and/or a “change in control” (as defined in our 2018 Equity Incentive Plan), as described below.
In the event of a change in control prior to the completion of the performance period of the performance-based RSA, Mr. Young will be eligible to vest in additional shares subject to the tranche for any uncompleted measurement period(s) if the per share deal price in the change in control (which will be treated as the stock price) causes a stock price goal that has not previously been achieved to be satisfied, in which case the shares that become eligible to vest due to the achievement of that stock price goal will vest immediately prior to the change in control, subject to Mr. Young’s continued service through the date of the change in control. Additionally, if the per share deal price in the change in control is greater than the stock price goal corresponding to a 150% multiplier and falls between a stock price goal that has been achieved and one that has not, then a portion of the shares that would have vested upon achievement of the higher stock price goal for any uncompleted measurement period(s) will vest based on a linear interpolation between each of these stock price goals. In addition, if a change in control occurs after the completion of a measurement period but before the vesting date of the shares subject to the tranche for that measurement period, the shares subject to that tranche that became eligible to vest will vest immediately prior to the change in control, subject to Mr. Young’s continued service through the date of the change in control.
If Mr. Young experiences a termination of his employment with us that qualifies him to receive the severance and change in control benefits described above in “Change in Control Severance” and such termination occurs before the vesting date of a tranche, then the number of
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shares allocated to such tranche that will vest as of immediately before the change in control will be determined as described in the previous paragraph as if Mr. Young had remained employed by us through the date of the change in control, subject to Mr. Young satisfying the conditions to receive such severance and change in control benefits under his change in control and severance agreement.
If Mr. Young experiences a termination of his employment with us that qualifies him to receive the severance and change in control benefits described above in the “Basic Severance” described above and such termination occurs after the commencement of a measurement period but before the vesting date of the tranche relating to such measurement period, then 25% of the number of shares allocated to that tranche that became eligible to vest (or otherwise would have become eligible to vest had Mr. Young remained employed through the end of the measurement period or the date of a change in control, as applicable) based on the actual achievement of the stock price goals for such measurement period will vest on the earlier of the vesting date for the measurement period or a change in control, subject to Mr. Young satisfying the conditions to receive such severance and change in control benefits under his control and severance agreement.
Ms. Nottebohm’s Separation
In connection with Ms. Nottebohm’s resignation as our chief operating officer, we entered into a separation and release agreement (the “Separation Agreement”) with her in January 2021. For additional information about the Separation Agreement and consideration received thereunder, see the section titled “Ms. Nottebohm’s Separation” in our proxy statement for the 2021 annual meeting of stockholders filed with the SEC on April 6, 2021.
Amount of Payments Upon Termination at 2021 Year-End
The following table describes the payments that would have been provided to each of our named executive officers in the event that they were involuntarily terminated by Dropbox without cause or resigned for good reason outside of a change in control context, assuming such termination occurred on December 31, 2021.
Name	Base Salary Component ($)	Cash Bonus Component ($)	Value of Accelerated Equity Awards ($)(1)	Value of Benefits ($)	Total ($)
Andrew W. Houston	312,500	—	—	4,797	317,297
Timothy Regan	237,500	—	816,249	14,767	1,068,516
Timothy Young	300,000	—	1,615,198	8,758	1,923,956
Bart E. Volkmer	237,500	—	1,249,319	14,767	1,501,586
(1)	Value based on a per share price of $24.54, which was the closing price as reported on December 31, 2021.
The following table describes the payments that would have been provided for each of our named executive officers upon termination of employment in connection with a change in control of Dropbox as described above, assuming such termination had occurred on December 31, 2021.
Name(1)	Base Salary Component ($)	Cash Bonus Component ($)	Value of Accelerated Equity Awards ($)(2)	280G Gross-up ($)	Value of Benefits ($)	Total ($)
Andrew W. Houston	625,000	606,506	0(3)	—	9,595	1,241,101
Timothy Regan	475,000	307,369	8,120,826	—	29,533	8,932,728
Timothy Young	600,000	600,000	30,249,108(4)	—	17,515	31,466,623
Bart E. Volkmer	475,000	308,750	4,997,277	—	29,533	5,810,560
(1)
All of our named executive officers are subject to a better-after-tax provision whereby Dropbox would either pay such person (i) the full amount of their severance benefits or, alternatively (ii) an amount of certain severance benefits otherwise payable to them such that the severance benefits will not be subject to the tax imposed by Section 4999 of the Code, whichever produces the better after-tax result for such named executive officer.

(2)	Unless otherwise noted, the value is based on a per share price of $24.54, which was the closing price of a share of our Class A common stock as reported on December 31, 2021.
(3)
Excludes 8,266,666 shares of Class A common stock underlying RSAs subject to Mr. Houston’s Co-Founder Grant. See “Potential Payments on Termination or Change in Control—Certain Equity Awards” above for additional information regarding the terms of Mr. Houston’s Co-Founder Grant in connection with a change in control.

(4)
The amount reported represents the value of (i) the shares of Class A common stock subject to Mr. Young’s time-based RSA that are accelerated, plus (ii) the shares of Class A common stock subject to Mr. Young’s performance-based RSA that would have vested if a change in control occurred on December 31, 2021 with a per share consideration of $24.54 which was the closing price of a share of our Class A common stock as reported on December 31, 2021.

54    Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)

CEO Pay Ratio
In accordance with Item 402 of Regulation S-K under the Securities Act (“Item 402”), below is the ratio of the total compensation of the median employee of the company to the annual total compensation of the CEO (the “Pay Ratio Disclosure”).

In order to identify our median employee, we examined the total compensation in 2021 of all employees globally, including those employed on a full-time, part-time, seasonal or temporary basis by the company as of December 31, 2021, and then such compensation is converted into U.S. dollars. We did not annualize compensation for employees who were not employed for the entire 2021 fiscal year. We chose total compensation to use as our consistently applied compensation measure. Total compensation includes each employee’s base salary, bonuses, sales commissions paid and the grant date fair market value of equity awards granted during the 12-month period from January 1, 2021 through December 31, 2021.
Our CEO had annual total compensation for 2021, calculated using the requirements of Item 402 for purposes of the Pay Ratio Disclosure, of $1,514,896. The annual total compensation of the median employee of the company for 2021, calculated using the same requirements under Item 402 for purposes of the Pay Ratio Disclosure, which included base pay, incentive compensation, the grant date fair value of equity grants and the company’s matching contribution to that employee’s 401(k) plan, was $257,164. Accordingly, the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee of the company was 6 to 1.
The Pay Ratio Disclosure presented above is a reasonable estimate calculated in a manner consistent with Item 402. Because the SEC’s final regulations for identifying the median employee, calculating annual total compensation and determining the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the company’s Pay Ratio Disclosure may not be comparable to that reported by other companies.
Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders    55

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders. The table does not include information with respect to shares subject to outstanding awards assumed by Dropbox in connection with acquisitions of the companies that originally granted those awards. As of December 31, 2021, 458,494 shares of Class A common stock were issuable upon exercise of outstanding options and release of restricted stock units assumed in connection with acquisitions. The weighted average exercise price of such outstanding options was $4.55 per share. No additional equity awards may be granted under any assumed arrangement.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	27,797,433(2)	12.09(3)	66,468,111(4)
(1)
Includes our 2008 Equity Incentive Plan (“2008 Plan”), 2017 Equity Incentive Plan (“2017 Plan”) and 2018 Equity Incentive Plan (“2018 Plan”). Our 2008 Plan was terminated effective March 7, 2017 and our 2017 Plan was terminated effective March 20, 2018.

(2)	Includes 27,797,433 shares subject to options and RSUs outstanding as of December 31, 2021 that were issued under the 2008 Plan, 2017 Plan, and 2018 Plan.
(3)	RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(4)	As of December 31, 2021, an aggregate of 94,265,544 shares of Class A common stock were available for issuance under our 2018 Plan.
56    Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 25, 2022 for:
•	each of our directors;
•	each of our named executive officers;
•	all of our current directors, named executive officers and executive officers as a group; and
•	each person or group known by us to be the beneficial owner of more than 5% of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 295,342,482 shares of our Class A common stock, 82,609,421 shares of our Class B common stock, and no shares of our Class C common stock outstanding as of March 25, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 25, 2022 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 25, 2022, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Dropbox, Inc., 1800 Owens Street San Francisco, California 94158. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
	Amount and nature of beneficial ownership				% of total voting power#
Name of beneficial owner	Class A Common shares	%	Class B Common shares†	%
Named executive officers and directors:
Andrew W. Houston(1)	10,560,245	3.58	81,132,337	98.21	73.29
Timothy Regan	322,676	*	—	—	*
Timothy Young	1,904,377	*	—	—	*
Bart E. Volkmer	229,360	*	97,717	*	*
Donald W. Blair	67,928	*	—	—	*
Lisa Campbell	5,648	*	—	—	*
Paul E. Jacobs(2)	270,272	*	—	—	*
Abhay Parasnis	—	—	—	—	—
Karen Peacock	5,648	*	—	—	*
Michael Seibel	—	—	—	—	—
Sara Mathew	—	—	—	—	—
Olivia Nottebohm	—	—	—	—	—
All current directors, named executive officers and executive officers as a group (12 persons)	13,438,182	4.55	81,230,054	98.33	73.63
Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders    57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

	Amount and nature of beneficial ownership				% of total voting power#
Name of beneficial owner	Class A Common shares	%	Class B Common shares†	%
Greater than 5% stockholders
Entities affiliated with The Vanguard Group(3)	31,220,139	10.57	—	—	2.78
Entities affiliated with BlackRock, Inc.(4)	20,133,494	6.82	—	—	1.80
†
The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of Class A common stock.

#
Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock shall be entitled to ten votes per share of Class B common stock and each holder of Class A common stock shall be entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)
Consists of (i) 1,030,451 shares of Class A common stock held by Andrew W. Houston, (ii) 500,000 shares of Class A common stock and 72,738,073 shares of Class B common stock held by the Andrew W. Houston Revocable Trust dated 9/7/2011, for which Mr. Houston serves as trustee, (iii) 716,728 shares of Class A Common Stock and 7,893,764 shares of Class B Common Stock held by the Houston Remainder Trust u/a/ 12/30/2010, for which Mr. Houston serves as trustee, (iv) 500,500 shares of Class B common stock held by the Houston 2012 Irrevocable Children’s Trust dated 4/12/2012, for which Mr. Houston serves as trustee, (v) 8,266,666 shares of Class A common stock underlying RSAs subject to Mr. Houston’s Co-Founder Grant, and (vi) 46,400 shares of Class A common stock subject to certain proxy agreements, in which Mr. Houston has voting power over the shares.

(2)
Consists of (i) 178,058 shares of Class A common stock held by the Paul E. Jacobs Trust dated November 7, 2014, for which Mr. Jacobs serves as trustee, (ii) and 92,214 shares of Class A common stock held by Mr. Jacobs.

(3)
Consists of shares of Class A common stock beneficially owned as of December 31, 2021 according to a Schedule 13G/A filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on February 9, 2022. Vanguard has beneficial ownership of 31,220,139 shares of Class A common stock. The Schedule 13G/A reports that Vanguard has shared voting power with respect to 278,100 shares of Class A common stock, sole dispositive power with respect to 30,738,888 shares of Class A common stock and shared dispositive power over 481,251 shares of Class A common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Consists of shares of Class A common stock beneficially owned as of December 31, 2021 according to a Schedule 13G filed with the SEC by BlackRock, Inc. (“BlackRock”) on February 8, 2022. BlackRock has beneficial ownership of 20,133,494 shares of Class A common stock. The address for BlackRock is 55 East 52nd Street, New York, New York 10055.

58    Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS
Since the beginning of our last fiscal year we have not engaged in any transactions that would require disclosure under Item 404(a) of Regulation S-K, and are not aware of any such transactions currently proposed.
Policies and Procedures for Related Person Transactions
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.
Under this policy, all related person transactions may be consummated or continued only if approved or ratified by our audit committee. In determining whether to approve or ratify any such proposal, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party and (ii) the extent of the related person’s interest in the transaction. The policy grants standing pre-approval of certain transactions, including (i) executive compensation governed by our standard compensation and benefits policies, (ii) director compensation arrangements governed by our standard director compensation policies, (iii) transactions with another company at which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% equity interest of that company, if the aggregate amount involved does not exceed the greater of $200,000 or 2% of the recipient’s consolidated gross revenues, (iv) charitable contributions, grants or endowments by us to a charitable organization, foundation or university where the related person’s only relationship is as an employee (other than an executive officer), or director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of the charitable organization’s total annual receipts, (v) any transaction available to all U.S. employees generally, and (vi) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis.
Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders    59

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2021, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements, with the exceptions noted below:
•	Due to an administrative error, a late Form 4 report was filed for Timothy Regan on May 20, 2021 to report a sale of 16,405 shares of our Class A common stock on May 17, 2021.
Fiscal Year 2021 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at investors.dropbox.com and are available from the SEC on its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Dropbox, Inc., Attention: Corporate Secretary, 1800 Owens Street, San Francisco, California 94158.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS

San Francisco, California
April 5, 2022
60    Dropbox, Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

APPENDIX A
Reconciliation of GAAP financial measures to non-GAAP financial measures
This proxy statement contains information regarding two non-GAAP financial measures: non-GAAP operating margin and free cash flow, each of which are not calculated in accordance with GAAP. Non-GAAP operating margin is calculated as our non-GAAP income (loss) from operations divided by revenue. Non-GAAP income (loss) from operations differs from GAAP in that it excludes stock-based compensation expense, amortization of acquired intangible assets, other acquisition-related expenses, which include third-party diligence costs and expenses related to key employee holdback agreements, impairment charges related to real estate assets and costs related to workforce reduction. Free cash flow differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities.
We believe that these non-GAAP financial measures are appropriate to enhance an overall understanding of our fiscal 2021 performance in relation to the principal elements of Dropbox’s annual executive compensation program considered by the compensation committee, as described in the “Compensation Discussion and Analysis” section of this proxy statement.
The use of non-GAAP operating margin and free cash flow has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox’s operations. Dropbox compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages stockholders and others to review Dropbox’s financial information in its entirety and not rely on a single financial measure.
Stockholders should review the reconciliation of non-GAAP operating margin and free cash flow to their most directly comparable GAAP financial measures, as provided in the following tables (in millions, except for percentages, which may not foot due to rounding):
Non-GAAP operating margin
	Twelve Months Ended December 31,
	2021	2020
GAAP income (loss) from operations	$274.4	$(277.0)
GAAP operating margin	12.7%	(14.5%)
Plus:
Stock-based compensation	287.1	261.5
Acquisition-related and other expenses	26.8	16.9
Amortization of acquired intangible assets	13.1	9.5
Impairment related to real estate assets	31.3	398.2
Workforce reduction expenses	14.3	0
Non-GAAP income (loss) from operations	647.0	409.1
Non-GAAP operating margin	30.0%	21.4%
    A-1

APPENDIX A (continued)

Free cash flow
	Twelve Months Ended December 31,
	2021	2020
Net cash provided by operating activities	$729.8	$570.8
Less:
Capital expenditures	(22.1)	(80.1)
Free cash flow	707.7	490.7
A-2

Dropbox

DROPBOX, INC.
1800 OWENS ST.
SAN FRANCISCO, CA 94158

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 18, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 16, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DBX2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 18, 2022, for shares held directly and by 11:59 p.m. Eastern Time on May 16, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D70827-P66856

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DROPBOX, INC.

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR each of the following nominees:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Andrew W. Houston
02) Donald W. Blair
03) Lisa Campbell
04) Paul E. Jacobs
05) Sara Mathew
06) Abhay Parasnis
07) Karen Peacock
08) Michael Seibel

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and	☐	☐	☐
3. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

D70828-P66856

DROPBOX, INC.
CLASS A COMMON STOCK AND
CLASS B COMMON STOCK
Annual Meeting of Stockholders
May 19, 2022 9:00 AM, PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew W. Houston and Timothy Regan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of DROPBOX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on May 19, 2022, via the internet at www.virtualshareholdermeeting.com/DBX2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side